UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Trammell Crow Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRAMMELL CROW COMPANY
2001 Ross Avenue, Suite 3400
Dallas, Texas 75201

April 15, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Trammell Crow Company to be held on May 18, 2005, at 1:00 p.m., local time, at the Dallas Museum of Art, 1717 Harwood Street, Dallas, Texas 75201.  Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a form of Proxy for use in voting at the meeting and an Annual Report for Trammell Crow Company.

At the Annual Meeting, you will be asked (i) to elect three Class II directors of the Company, (ii) to approve an amendment to the Company’s Employee Stock Purchase Plan that increases the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the Employee Stock Purchase Plan by 1,000,000, (iii) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005, and (iv) to act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote.  Whether or not you plan to attend, please complete, sign, date and return the enclosed Proxy or grant your proxy by telephone or over the internet, as described on the enclosed Proxy, as promptly as possible.  It is important that your shares be represented at the meeting.

Very truly yours,

Robert E. Sulentic
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person.  However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed Proxy or to grant your proxy by telephone or over the internet, as described on the enclosed Proxy, as promptly as possible.  Returning your Proxy or granting your proxy by telephone or over the internet will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations.  Any stockholder attending the meeting may vote in person even if he or she has returned the Proxy or has granted his or her proxy by telephone or over the internet.

TRAMMELL CROW COMPANY
2001 Ross Avenue, Suite 3400
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2005

PLEASE TAKE NOTICE THAT the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Trammell Crow Company, a Delaware corporation (the “Company”), will be held on May 18, 2005, at 1:00 p.m., local time, at the Dallas Museum of Art, 1717 Harwood Street, Dallas, Texas 75201, to consider and vote on the following matters:

(1)                                  Election of three Class II directors of the Company to serve until the Annual Meeting of the Company’s stockholders in 2008 and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal from office;

(2)                                  Approval of an amendment to the Company’s Employee Stock Purchase Plan that increases the number of shares of Common Stock that may be issued under the Employee Stock Purchase Plan by 1,000,000;

(3)                                  Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005; and

(4)                                  Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The close of business on April 1, 2005 (the “Record Date”), has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.  Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company’s offices at the address on this notice, and also at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed Proxy or grant your proxy by telephone or over the internet, as described on the enclosed Proxy, as promptly as possible.  You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.”

By Order of the Board of Directors,

J. Christopher Kirk
Secretary

Dallas, Texas

April 15, 2005

TRAMMELL CROW COMPANY
2001 Ross Avenue, Suite 3400
Dallas, Texas 75201
(214) 863-3000

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The Board of Directors of the Company (the “Board of Directors”) requests your proxy for use at the Annual Meeting of Stockholders to be held on May 18, 2005, at 1:00 p.m., local time, at the Dallas Museum of Art, 1717 Harwood Street, Dallas, Texas 75201, and at any adjournments or postponements thereof.  By signing and returning the enclosed Proxy, or granting your proxy by telephone or over the internet, you authorize the persons named on the Proxy to represent you and to vote your shares at the Annual Meeting.  This Proxy Statement and the form of Proxy were first mailed to stockholders of the Company on or about April 15, 2005.

This solicitation of proxies is made by the Board of Directors of the Company and will be conducted primarily by mail.  Officers, directors and employees of the Company may solicit proxies personally or by telephone, electronic mail, telegram or other forms of wire or facsimile communication.  The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those persons hold of record.  The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

If you attend the Annual Meeting, you may vote in person.  If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy, are represented by another proxy, or have granted your proxy by telephone or over the internet.  You may revoke your proxy, whether granted by telephone, over the internet or by returning the enclosed Proxy, at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation of the proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting.  In addition, if you granted your proxy by telephone or over the internet, you may revoke such grant by resubmitting your proxy by telephone or over the internet at any time prior to 11:59 p.m., Eastern daylight time, on May 17, 2005.  In the absence of any such revocation, shares represented by the persons named on the Proxies will be voted at the Annual Meeting.

VOTING AND QUORUM

The only outstanding voting securities of the Company are shares of Common Stock.  As of the close of business on the Record Date, there were 35,264,347 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

Each outstanding share of Common Stock is entitled to one vote.  The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting.  The chairman of the meeting or the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present.  At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present; provided, that if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.  Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting.  The persons named on the Proxies intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient proxies to approve the proposals described in this Proxy Statement.  If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals described in this Proxy Statement have been received or it appears to the persons named on the Proxies that sufficient proxies will not be received.  Abstentions and broker non–votes will count in determining if a quorum is present at the Annual Meeting.  A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item from a beneficial owner for which it holds shares in street name.

PROPOSAL ONE–ELECTION OF CLASS II DIRECTORS

The Board of Directors has designated James R. Erwin, Jeffrey M. Heller and Michael A. Moses as nominees for election as Class II directors of the Company at the Annual Meeting (each, a “Nominee”).  Messrs. Erwin and Heller and Dr. Moses currently serve as Class II directors.  If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of the Company’s Stockholders in 2008 and until his successor is duly elected and qualified or until his earlier death, resignation or removal from office.  For information about each Nominee, see “Directors.”

The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected.  If a Nominee becomes unable or unwilling to serve prior to the election, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company’s directors will be reduced.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.  Accordingly, abstentions and broker non-votes will not have any effect on the election of a particular director.  Unless otherwise instructed on the Proxy or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of each of the Nominees.

The Board of Directors recommends that the stockholders vote “FOR” the election of each of the Nominees.

PROPOSAL TWO–AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

General

A summary description of the Trammell Crow Company Employee Stock Purchase Plan (the “Stock Purchase Plan”), as proposed to be modified by the amendment described below, is set forth in Appendix A.  Currently, the maximum number of shares of Common Stock that may be issued under the Stock Purchase Plan (“Plan Shares”) is 2,000,000.  As of March 31, 2005, 1,987,463 Plan Shares had been issued and 12,537 were available for future awards under the Stock Purchase Plan.

Description of the Proposed Amendment

The Board of Directors has determined that, in order to continue to encourage all Company employees  to acquire and hold the Company’s Common Stock, the number of Plan Shares should be increased by 1,000,000, and is proposing an amendment to the Stock Purchase Plan to effect such increase.  In determining the number of additional Plan Shares that should be authorized, the Board of Directors examined the potential dilutive effect of the additional Plan Shares in light of historical levels of employee participation in the Stock Purchase Plan and the Company’s other compensatory stock plans, and in light of recent amendments to the Stock Purchase Plan that reduced the maximum number of shares that could be purchased by any employee during an option period.  While the Board of Directors is cognizant of the potential dilutive effect of the issuance of additional shares under the Stock Purchase Plan, it also recognizes the significant motivational and performance benefits that are achieved from employee ownership of the Company’s Common Stock, especially by employees to whom awards are not typically granted under the Company’s other compensatory stock plans and who are not highly compensated and therefore might not otherwise have favorable opportunities to accumulate and hold Common Stock.

Required Vote and Recommendation

Approval of the proposed amendment to the Stock Purchase Plan requires the affirmative vote of a majority of the votes cast, provided that the total votes cast represent over 50% in interest of all shares entitled to vote.  Under the listing standards of the New York Stock Exchange, (1) an abstention will be included in the number of votes cast and therefore will count towards the 50% threshold and have the same legal effect as a vote against the proposal, and (2) a broker non-vote will not be included in the number of votes cast, and therefore will not count towards the 50% threshold but will have no effect on the outcome of the vote if there are otherwise a sufficient number of shares voting.  Unless otherwise instructed on the Proxy or unless authority to vote is withheld, the enclosed Proxy will be voted for the approval of the proposed amendment to the Stock Purchase Plan.

The Board of Directors recommends that the stockholders vote “FOR” the approval of the proposed amendment to the Stock Purchase Plan.  Because the proposed amendment to the Stock Purchase Plan will increase the number of shares of Common Stock that may be issued to all executive officers of the Company, each of the executive officers of the Company has an interest in, and may benefit from, the adoption of the proposed amendment to the Stock Purchase Plan as it relates to such increase.

PROPOSAL THREE–RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

On March 7, 2005, the Audit Committee of the Board of Directors selected Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the year ending December 31, 2005.  The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

The Audit Committee has the responsibility for selecting the Company’s independent registered public accounting firm, and stockholder ratification is not required.  However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the stockholders, which the Audit Committee will take into consideration in future deliberations.  If the selection of Ernst & Young as the Company’s independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee of the Board of Directors will consider the engagement of another independent registered public accounting firm, but will not be obligated to do so.  The Audit Committee may terminate the engagement of Ernst & Young as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Audit Committee deems termination necessary or appropriate.

Required Vote and Recommendation

Ratification of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2005, requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.  Accordingly, an abstention will be included in the number of shares voting and therefore will have the same legal effect as a vote against the proposal, and a broker non-vote will not be included in the number of shares voting and therefore will have no effect on the outcome of the vote.  Unless otherwise instructed on the Proxy or unless authority to vote is withheld, the enclosed Proxy will be voted for the ratification of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2005.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.

DIRECTORS

The following tables set forth certain information regarding the Nominees and the other Directors of the Company:

Name of Nominee	Age	Title	Director’s Term Ending (if elected)
James R. Erwin	60	Class II Director	2008
Jeffrey M. Heller	65	Class II Director, Lead Director	2008
Michael A. Moses	53	Class II Director	2008

James R. Erwin has been a director of the Company since December 1997.  Since May 2001, Mr. Erwin has served as Partner and Managing Director of Erwin Graves & Associates, L.P., a management consulting firm.  Mr. Erwin served as Vice Chairman–Texas and Senior Client Executive–Southwest of Bank of America, N.A. from October 1998 until June 2000.  From January 1994 until October 1998, Mr.  Erwin served as Vice Chairman for Texas and Corporate Finance Executive–West of NationsBank Corp., a predecessor of Bank of America.  Mr. Erwin is also a member of the Board of Directors of Carreker Corp., an integrated software solutions and consulting company based in Dallas, Texas, and Texas Capital Bancshares, a bank holding company located in Dallas, Texas.  Mr. Erwin has informed the Company that he does not intend to stand for re-election to the Board of Texas Capital Bancshares when his term expires at that company’s annual meeting of stockholders in May 2005.

Jeffrey M. Heller has been a director of the Company since December 1997 and has served as the Company’s Lead Director since May 2002.  In March 2003, Mr. Heller was named President and Chief Operating Officer and a member of the Board of Directors of Electronic Data Systems Corporation, a global information technology services company based in Plano, Texas (“EDS”).  Mr. Heller had served as Vice Chairman of EDS from December 2000 until his previous retirement in February 2002, and had also served as President and Chief Operating Officer of EDS from June 1996 until December 2000.  From 1987 until June 1996, Mr. Heller served as Senior Vice President of EDS with responsibilities for Technical Operations and Asia-Pacific.  Mr. Heller is also a member of the Board of Directors of Temple-Inland Corporation, a provider of corrugated packaging, forest products and financial services.

Michael A. Moses has been a director of the Company since September 2004.  Since September 2004, Dr. Moses has served as Chief Executive Officer of Westmark Systems, LLC, a company that develops educational training materials for school teachers and administrators.  He served as general superintendent of the Dallas Independent School District from January 2001 until August 2004.  Prior to working for DISD, Dr. Moses served in Texas public education for more than 25 years.  From 1995 to 1999, he served as Texas Commissioner of Education and in 1999 Dr. Moses joined the Texas Tech University System as deputy chancellor, where he served until December 2000.

Name of Director	Age	Title	Director’s Term Ending
William F. Concannon	49	Vice Chairman and Class III Director	2006
Curtis F. Feeny	47	Class I Director	2007
Rowland T. Moriarty	58	Class III Director	2006
Robert E. Sulentic	48	Chairman of the Board of Directors, Chief Executive Officer, President and Class I Director	2007
J. McDonald Williams	63	Chairman Emeritus of the Board of Directors and Class III Director	2006

William F. Concannon has been a director of the Company since June 1991 and has served as Vice Chairman of the Company since June 2003.  From February 2001 to June 2003, Mr. Concannon served as President of the Company’s Global Services Group.  From June 1991 to February 2001, Mr. Concannon served as President and Chief Executive Officer of Trammell Crow Corporate Services, Inc., a subsidiary of the Company.  From 1986 until June 1991, Mr. Concannon was employed by the Company in various other capacities.  Mr. Concannon is also a member of the Board of Directors of Charles River Associates Incorporated, an economic research firm based in Boston, Massachusetts.  Since June 2000, Mr. Concannon has served at the Company’s request as a member of the Board of Directors of Savills plc, a leading property services firm based in the United Kingdom (“Savills”).  The Company delivers brokerage services in Europe and Asia through its strategic alliance with Savills, and the Company currently owns approximately 10% of Savills’ outstanding share capital. Although Mr. Concannon serves on the Company’s Board of Directors, the title “Vice Chairman” is an officer designation, not a Board of Directors position.

Curtis F. Feeny has been a director of the Company since May 2001.  Mr. Feeny has served as Managing Director of Voyager Capital, a venture capital firm, since January 2000.  From 1992 until 2000, Mr. Feeny served as Executive Vice President of Stanford Management Co., which manages the endowment of Stanford University.

Rowland T. Moriarty has been a director of the Company since December 1997.  Dr. Moriarty has served as Chief Executive Officer of Cubex Corporation, a consulting firm, since 1992.  From 1981 to 1992, Dr. Moriarty served as a professor at the Harvard Business School.  Dr. Moriarty is also a member of the Board of Directors of Staples Inc., an office supply retailer, and a member of the Board of Directors of Wright Express Corporation, a provider of payment processing and information management services to the vehicle fleet industry.  Dr. Moriarty is also Chairman of the Board of Directors (a non-executive position) of Charles River Associates Incorporated, an economic research firm based in Boston, Massachusetts.

Robert E. Sulentic has been a director of the Company since December 1997 and has served as the Company’s President and Chief Executive Officer since October 2000.  Mr. Sulentic became

Chairman of the Board of Directors in May 2002.  Mr. Sulentic served as the Company’s Executive Vice President and Chief Financial Officer from September 1998 to October 2000.  From December 1997 through August 1998, Mr. Sulentic served as the Company’s Executive Vice President and National Director of Development and Investment.  From 1995 through July 1998, Mr. Sulentic served as President of Trammell Crow NE, Inc.  From 1984 through 1994, Mr. Sulentic was employed by the Company in various other capacities.

J. McDonald Williams has been Chairman Emeritus of the Board of Directors since May 2002.  Mr. Williams served as the Chairman of the Board of Directors from August 1994 through May 2002.  Mr. Williams served as President and Chief Executive Officer of the Company from 1991 until 1994.  From 1977 until 1991, Mr. Williams served as Managing Partner of the Company and, from 1973 until 1977, Mr. Williams served as Managing Partner, International Projects for the Company.  Mr. Williams is a member of the Board of Directors of A.H. Belo Corporation, a publishing and media company based in Dallas, Texas, and Tenet Healthcare Corporation, a healthcare services company based in Dallas, Texas.

Director Compensation

The Company’s employee directors do not receive compensation solely in their capacity as directors of the Company.  The Company’s non-employee directors are paid an annual cash retainer of $30,000 for their service on the Board of Directors and $5,000 per year for service as Lead Director or as the Chairman of a committee of the Board of Directors.  Each non-employee director also receives $1,500 for every meeting of the Board of Directors (or committee on which such director serves) attended by such director, and $250 for each time the Board of Directors (or committee on which such director serves) takes action by written consent.  In addition, each incumbent non-employee director receives annual equity grants under the Trammell Crow Long-Term Incentive Plan (the “Long-Term Incentive Plan”) equal in value to 150% of the annual cash retainer for non-employee directors.  All of such awards have been fully vested at the time of grant.  Each new non-employee director receives, at the time they are put on the Board, a one-time equity grant equal in value to the annual cash retainer for non-employee directors.  All such awards are subject to whatever vesting requirements, if any, that the Board may determine.  See “Executive Compensation–Long-Term Incentive Plan.”  In addition, all directors are reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and committees thereof.  Mr. Williams has also entered into a consulting agreement with the Company and participates in the Company’s healthcare benefit plan and pays the same amount as the Company’s active employees for participation in the plan.  See “Certain Relationships and Related Transactions – Consulting Agreement.”

Term of Office

The Company’s Certificate of Incorporation provides that the Board of Directors must be divided into three classes, designated Class I, Class II and Class III, with the directors divided evenly among the classes if possible.  If there is a single extra director, that director should serve in Class III.  If there are two extra directors, one should serve in Class III and the other should serve in Class II.  Directors serve for staggered terms of three years each.  Messrs. Erwin and Heller and Dr. Moses currently serve as Class II Directors whose terms expire at the Annual Meeting.  Messrs. Concannon and Williams and Dr. Moriarty currently serve as Class III directors whose terms expire at the Annual Meeting of Stockholders in 2006.  Messrs. Feeny and Sulentic currently serve as Class I directors whose terms expire at the Annual Meeting in 2007.

MEETINGS AND COMMITTEES OF DIRECTORS

Board of Directors

The Company’s Board of Directors had 10 meetings during the Company’s fiscal year ended December 31, 2004.  The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Governance Committee.  Members of each of the Committees are appointed by the Board of Directors, after considering the recommendation of the Governance Committee.  No director attended fewer than 83% of the aggregate of all meetings held by the Board of Directors and, if applicable, all meetings of committees of the Board of Directors on which such director served during 2004.  The Company’s policy is to encourage members of the Board of Directors to attend the annual meeting.  All members of the Board of Directors, with the exception of Dr. Moses (who did not then serve on the Board of Directors), attended the 2004 Annual Meeting of Stockholders.

Executive Committee

The current members of the Executive Committee are Dr. Moriarty (Chairman) and Messrs. Erwin, Feeny and Sulentic.  The Executive Committee has and may exercise all of the powers and authorities of the Board of Directors in the management of the business and affairs of the Company except that the Executive Committee is subject to the limitations on such powers or authority as are imposed by applicable law and the Executive Committee does not have the power to (a) amend the Company’s charter, bylaws, or any stock option plan or stock distribution plan, (b) adopt agreements of merger or consolidation (other than “short form” mergers), (c) recommend the dissolution of the Company or the sale, lease or exchange of all or substantially all of the Company’s assets, (d) fill vacancies on the Board of Directors or committees (other than temporary vacancies on the Executive Committee), (e) remove the Chairman of the Board of Directors, the President or any officer who is a member of the Board of Directors, (f) fix the compensation of directors, (g) perform any matters relating to compensation of the executive officers of the Company, (h) declare dividends other than dividends payable in accordance with an existing dividend policy established by the Board of Directors, or (i) authorize the issuance of stock except pursuant to an authorization by the Board of Directors or up to 1,000,000 shares of Common Stock issued as consideration in connection with acquisitions otherwise authorized by the Board of Directors.  The Executive Committee held 1 meeting during the Company’s fiscal year ended December 31, 2004.  The Executive Committee has a written charter that is available on the Company’s website at www.trammellcrow.com, and in print upon request by any stockholder.

Audit Committee

The current members of the Audit Committee are Messrs. Erwin (Chairman) and Heller and Dr. Moses.  The Audit Committee assists the Board of Directors in (a) overseeing the Company’s accounting and financial reporting processes, principles and policies and internal controls and procedures; (b) monitoring the integrity of the Company’s financial statements; (c) selecting, authorizing the engagement of, evaluating and, where deemed appropriate, replacing the independent auditors (or nominating independent auditors to be proposed for stockholder approval); and (d) evaluating the independence of the Company’s independent auditors.  In addition, the Audit Committee reviews certain related party transactions.  The roles and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is attached hereto as Appendix B, and is available on the Company’s website at www.trammellcrow.com, and in print upon request by any stockholder.  The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter annually and recommends any proposed changes to the Board of Directors for approval.  The Board of Directors has determined that each of Messrs. Erwin and Heller and Dr. Moses meet the independence requirements of the New York Stock Exchange and that each of them is financially literate as required by the rules of the New York Stock Exchange.  The Board of Directors has determined that Mr. Erwin satisfies the requirements of the

Securities and Exchange Commission (the “Commission”) for an “audit committee financial expert” and has designated Mr. Erwin as the Company’s audit committee financial expert.  As the Audit Committee’s designated audit committee financial expert, Mr. Erwin also meets the requirement of the New York Stock Exchange that one member of the Audit Committee have accounting or related financial management expertise.  The Audit Committee had 8 meetings during the Company’s fiscal year ended December 31, 2004.

Compensation Committee

The current members of the Compensation Committee are Messrs. Feeny (Chairman) and Erwin and Dr. Moriarty.  The Compensation Committee reviews and approves the Company’s plans, policies and programs relating to director and executive officer compensation and also administers the Long-Term Incentive Plan.  See “Executive Compensation–Long-Term Incentive Plan.”  The Board of Directors has determined that each of Messrs. Feeny and Erwin and Dr. Moriarty meet the independence requirements of the New York Stock Exchange.  The Compensation Committee had 5 meetings during the Company’s fiscal year ended December 31, 2004.  The Compensation Committee has a written charter that is available on the Company’s website at www.trammellcrow.com, and in print upon request by any stockholder.  For additional information see “Compensation Committee Report on Executive Compensation.”

Governance Committee

The current members of the Governance Committee are Dr. Moriarty (Chairman) and Messrs. Feeny and Heller.  The Governance Committee is charged with advising the Board of Directors concerning (a) the appropriate composition of the Board of Directors and its committees, including identifying individuals qualified to serve on the Board of Directors and its committees, (b) the selection of director nominees for each annual meeting of the Company’s stockholders, and (c) appropriate corporate governance practices.  The Board of Directors has determined that each of Messrs. Moriarty, Feeny and Heller meet the independence requirements of the New York Stock Exchange.  The Governance Committee had 5 meetings during the Company’s fiscal year ended December 31, 2004.  The Governance Committee has a written charter that is available on the Company’s website at www.trammellcrow.com, and in print upon request by any stockholder.

Stockholder Director Candidate Recommendations

The Governance Committee will consider director candidates recommended by stockholders.  A stockholder wishing to submit such a recommendation should send a letter addressed to the Governance Committee, c/o Corporate Secretary, Trammell Crow Company, 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Candidate Recommendation.”  The letter must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder.  Candidates for election to the Board of Directors should meet the independence requirements of Section 303A.02 of the New York Stock Exchange Listed Company Manual, Section 4200(a)(15) of the NASDAQ Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).  Candidates should also have relevant business and financial experience, and they must be able to read and have a fundamental understanding of financial statements.  Candidates recommended by stockholders are not evaluated differently than candidates recommended by other constituents of the Company. In evaluating director candidates, the Governance Committee evaluates all relevant professional and other qualifications as well as the needs of the Company in terms of compliance with the New York Stock Exchange’s listing standards and the rules of the Commission.

Meetings of Non-Employee Directors and Lead Director

The Company’s non-employee directors meet in executive sessions without management directors in connection with each regularly scheduled meeting of the Board of Directors. The Company’s non-employee directors met four times during the Company’s fiscal year ended December 31, 2004.  Jeffrey M. Heller has been chosen by the Board of Directors to act as the Lead Director and in such capacity he presides at the meetings of non-employee directors. Stockholders wishing to communicate with the Lead Director should send a letter addressed to Jeffrey M. Heller, Lead Director, c/o Corporate Secretary, Trammell Crow Company, 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201.  All such communications that are received will be forwarded to Mr. Heller.

Stockholder Communications

Stockholders may communicate with the Board of Directors or any individual director by sending a letter addressed to the Board of Directors or the individual director, c/o Corporate Secretary, Trammell Crow Company, 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201. All communications that are received will be forwarded to the Board of Directors or the individual director.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a code of business conduct and ethics (the “Code of Ethics”) that applies to all of the Company’s officers, directors and employees, including its principal executive officer, principal financial officer, its principal accounting officer, its controller and persons performing similar functions (the “principal financial officers”).  A copy of the Company’s Code of Ethics is posted on the Company’s Internet website at www.trammellcrow.com and the Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of its Code of Ethics with respect to its principal financial officers by posting such information on this Internet website.  A copy of the Company’s Code of Ethics is available in print upon request by any stockholder.

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of the Company and certain of its subsidiaries:

Name	Age	Title
E. Stevenson Belcher	46	Regional Director, Global Services – Western Operations
William F. Concannon	49	Vice Chairman and Director
Diane Paddison	46	Chief Operating Officer – Global Services
James R. Groch	43	President, Strategy and Corporate Development
Matthew S. Khourie	50	President, Development and Investment – Central Operations
Michael J. Lafitte	44	President, Global Services
Derek R. McClain	49	Chief Financial Officer
T. Christopher Roth	52	President, Development and Investment – Eastern Operations
John A. Stirek	45	President, Development and Investment– Western Operations
Robert E. Sulentic	48	Chairman of the Board of Directors, Chief Executive Officer and President

The executive officers named above were elected by the Board of Directors to serve in such capacities until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal from office.  Biographical information on Messrs. Sulentic and Concannon is set forth previously in this Proxy Statement.  See “Directors.”

E. Stevenson Belcher has served as the Company’s Regional Director, Global Services – Western Operations, since August 2002, and has been employed with the Company since 1986.  From 2001 until August 2002, Mr. Belcher served as Regional President, Global Services Group – International.  From 1998 until 2001, Mr. Belcher served as Regional President of the Company’s West Region.  From 1995 until 1998, Mr. Belcher served as Area President of the Company’s Southern California office.  From 1988 until 1995, Mr. Belcher served as Managing Director of the Company’s Oklahoma City office, where he began his career with the Company as a Leasing Agent from 1986 until 1988.  From January 2001 to August 2002, Mr. Belcher served at the Company’s request as a member of the Board of Directors of Savills.

Diane Paddison has served as Chief Operating Officer of the Company’s Global Services Group since January 2005.  From May 2002 until January 2005, Ms. Paddison served as the Company’s National Director, Client Services. From 1996 until May 2002, Ms. Paddison served as Managing Director, then Senior Managing Director of Account Management for the Company’s investor clients.  From 1987 until 1996, Ms. Paddison was employed by the Company in various other capacities.

James R. Groch has served as the Company’s President, Strategy and Corporate Development, since March 2002.  From October 2000 until March 2002, Mr. Groch served as President, E-Commerce and Corporate Development.  From September 1998 until September 2000, Mr. Groch served as Chief Investment Officer and Director of Corporate Finance.  From January 1996 until September 1998, Mr. Groch served as Managing Director of Trammell Crow NE, Inc.  From 1985 until 1996, Mr. Groch was employed by the Company in various other capacities.

Matthew S. Khourie has served as the Company’s President, Development and Investment – Central Operations since July 2004.  From 1997 until July 2004, Mr. Khourie served as a Senior Managing Director in charge of the Company’s development and investment operations in Houston, Texas.  From 1989 until 1997, Mr. Khourie served as the Area Director for the Company’s Houston operations.  From 1980 until 1989, Mr. Khourie was employed by the Company in various other capacities.

Michael J. Lafitte has served as President of the Company’s Global Services Group since June 2003.  From August 2002 until June 2003, Mr. Lafitte served as Chief Operating Officer of the Company’s Global Services Group.  From October 2000 until August 2002, Mr. Lafitte served as Regional Director – Central Region for the Company’s Global Services Group.  From August 1999 until October 2000, Mr. Lafitte served as City Leader for the Company’s Dallas/Fort Worth operations.  From 1997 until August 1999, Mr. Lafitte served as Managing Director for the Company’s Dallas/Fort Worth Office Leasing Division.

Derek R. McClain has served as Chief Financial Officer since October 2000.  From January 2000 until October 2000, Mr. McClain served as the Company’s Chief Administrative Officer and General Counsel.  Mr. McClain joined the Company in February 1998 as Executive Vice President and General Counsel and served in those capacities until January 2000.  Prior to joining the Company, Mr. McClain was a partner with Vinson & Elkins L.L.P., an international law firm, where he specialized in corporate finance and securities law.  Since August 2002, Mr. McClain has served at the Company’s request as a member of the Board of Directors of Savills.

T. Christopher Roth has served as the Company’s President, Development and Investment – Eastern Operations since August 2002.  From February 2001 until August 2002, Mr. Roth served as

Executive Director of the Company’s Development and Investment Group – Eastern United States.  From January 1999 until February 2001, Mr. Roth served as Regional President for the Company’s operations in the Northeastern United States.  From January 1996 until January 1999, Mr. Roth served as Area President for the Company’s MidAtlantic and Northeast operations.  From 1979 until January 1996, Mr. Roth was employed by the Company in various other capacities.

John A. Stirek has served as the Company’s President, Development and Investment – Western Operations since August 2002.  Mr. Stirek served as Chief Operating Officer of the Company’s Global Services Group from February 2001 to August 2002.  From 1998 until February 2001, Mr. Stirek served as the Company’s National Director of Development and Investment.  From 1997 until 1998, Mr. Stirek served as the Company’s Director of Development and Investment for the Western United States.  From 1995 until 1997, Mr. Stirek served as Managing Director for the Company’s operations in Oregon and Nevada.  From 1986 until 1995, Mr. Stirek was employed by the Company in various other capacities.

EXECUTIVE COMPENSATION

The following table sets forth certain information for the years ended December 31, 2002, 2003 and 2004, concerning the cash and non-cash compensation earned by, or awarded to, all individuals serving as the Chief Executive Officer of the Company during the 2004 fiscal year and each of the other five most highly compensated executive officers of the Company whose annual salary and bonus for the year ended December 31, 2004, exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation				Awards			Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)		Restricted Stock Awards($)		Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(2)
Robert E. Sulentic	2004	400,000	960,000	20,000		2,085,000	(3)	—	—	7,500
Chairman, Chief	2003	400,000	600,000	15,000		—		—	—	7,406
Executive Officer	2002	400,000	400,000	15,000		406,500	(4)	133,333	—	6,610
and President

William F. Concannon(5)	2004	310,000	685,000	20,000		—		—	—	157,176	(6)
Vice Chairman	2003	310,000	300,000	15,551	(7)	825,000	(8)	—	—	158,030	(9)
	2002	310,000	220,000	38,405	(10)	—		78,000	—	94,882	(11)

James R. Groch	2004	270,000	705,000	20,000		—		—	—	6,738
President, Strategy and	2003	270,000	380,000	15,000		825,000	(8)	—	—	6,588
Corporate	2002	270,000	325,000	15,000		—		65,000	—	6,088
Development

Michael J. Lafitte	2004	270,000	705,000	20,000		—		—	—	94,250	(12)
President, Global	2003	270,000	380,000	15,000		825,000	(8)	—	—	227,194	(13)
Services	2002	236,244	250,000	7,500		—		45,000	—	221,351	(14)

T. Christopher Roth	2004	270,000	680,000	20,000		—		—	—	7,922	(15)
President,	2003	270,000	325,000	15,000		825,000	(8)	—	—	16,952	(16)
Development	2002	270,000	285,000	15,000		—		57,500	—	55,467	(17)
and Investment -
Eastern Operations

John A. Stirek	2004	270,000	680,000	20,000		—		—	—	69,238	(18)
President,	2003	270,000	325,000	142,912	(19)	825,000	(8)	—	—	159,318	(20)
Development and	2002	270,000	270,000	145,750	(21)	—		57,500	—	5,968
Investment - Western Operations

(1)                                  Reflects $15,000 payments paid to each Named Executive Officer in 2002 and 2003, and $20,000 in 2004 (except that Mr. Lafitte received $7,500 in 2002), in lieu of the Company providing certain customary executive perquisites.  Does not reflect the Company’s payment of legal fees for counsel to nine of the Company’s executive officers, including all of the Named Executive Officers, incurred in connection with the negotiation of employment agreements. The amount of these legal fees was $7,598 in 2002, $47,783 in 2003 and $10,321 in 2004. These legal fees represent fees for group representation of the Company’s executive officers and it is not practicable to specify which portions of these legal fees were incurred with respect to any particular Named Executive Officer.

(2)                                  Reflects a contribution by the Company to the 401(k) Plan (as hereinafter defined) for the benefit of each of the Named Executive Officers in the amounts of $6,150 for 2004, $6,000 for 2003 and $5,500 for 2002.  Additionally, the Company maintains a single group term life insurance policy for all of its active employees (approximately 6,200 at March 31, 2004), under which each Named Executive Officer has a death benefit equal to twice his base salary.  The Company pays a single premium for the policy.  Although it is not possible to determine what portion of the premium might be attributable to the Named Executive Officers individually, the income deemed to be received by the Named Executive Officers under Federal income tax regulations as a result of this benefit is as follows: for 2004, $1,026 for Mr. Concannon, $588 for Mr. Groch, $588 for Mr. Lafitte, $1,352 for Mr. Roth, $588 for Mr. Stirek, and $1,350 for Mr. Sulentic; for 2003, $1,026 for Mr. Concannon, $588 for Mr. Groch, $588 for Mr. Lafitte, $867 for Mr. McClain, $1,352 for Mr. Roth, $468 for Mr. Stirek, and $1,406 for Mr. Sulentic; for 2002, $1,026 for Mr. Concannon, $588 for Mr. Groch, $498 for Mr. Lafitte, $810 for Mr. McClain, $1,352 for Mr. Roth, $468 for Mr. Stirek, and $1,110 for Mr. Sulentic; and for 2001, $923 for Mr. Concannon, $524 for Mr. Groch, $738 for Mr. McClain, $787 for Mr. Roth, $404 for Mr. Stirek, and $921 for Mr. Sulentic.

(3)                                  Represents the value on the date of grant of 150,000 shares of restricted stock awarded on April 8, 2004.  The restrictions lapse with respect to 60,000 shares on April 8, 2006, and with respect to 30,000 shares on April 8 of each of 2007, 2008 and 2009.

(4)                                  Represents the value on the date of grant of 30,000 shares of restricted stock awarded on May 24, 2002.  The restrictions lapse with respect to one-third of the shares on May 24 of each of 2003, 2004 and 2005.

(5)                                  Does not include compensation received for service at the request of the Company as a director of Savills in the amount of (i) £22,217 in 2004 (approximately $42,568 at the December 31, 2004, average currency exchange rate of $1.916/£), (ii) £22,500 in 2003 (approximately $40,019 at the December 31, 2003, average currency exchange rate of $1.7786/£) and (iii) £22,500 in 2002 (approximately $36,099 at the December 31, 2002, average currency exchange rate of $1.6044/£).  Mr. Concannon stopped receiving this compensation in October 2004.

(6)                                  Includes $150,000 in relocation payments.

(7)                                  Includes a $551 tax gross-up payment related to moving expenses.

(8)                                  Represents the value on the date of grant of 100,000 shares of restricted stock awarded on March 5, 2003.  The restrictions lapse with respect to 40,000 shares on March 5, 2005, and with respect to 20,000 shares on March 5 of each of 2006, 2007 and 2008.

(9)                                  Includes $150,000 in relocation payments, a $218 payment for taxable moving expenses and a $786 payment for non-taxable moving expenses.

(10)                            Includes a $23,405 tax gross-up payment related to moving expenses.

(11)                            Includes $50,000 in relocation payments, a $36,575 payment for taxable moving expenses and a $1,781 payment for non-taxable moving expenses.

(12)                            Includes a $17,717 in bonuses paid with respect to the financial performance of certain real estate development transactions and a $69,795 bonus paid with respect to the performance of certain services contracts.

(13)                            Includes a $172,461 bonus paid with respect to the financial performance of certain real estate development transactions and a $48,145 bonus paid with respect to the performance of certain services contracts.

(14)                            Includes a $162,725 bonus paid with respect to the financial performance of certain real estate development transactions and a $52,628 bonus paid with respect to the performance of certain services contracts.

(15)                            Includes a $420 payment for taxable parking expenses.

(16)                            Includes a $9,600 bonus paid with respect to the financial performance of certain real estate development transactions.

(17)                            Includes a $48,615 bonus paid with respect to the financial performance of certain real estate development transactions.

(18)                            Includes $62,500 in relocation payments.

(19)                            Includes relocation loan forgiveness income to Mr. Stirek during 2003 in the amount of $125,000 plus $1,897 imputed interest and a $1,015 tax gross-up payment relating to moving expenses.

(20)                            Includes $150,875 in relocation payments, a $1,347 payment for taxable moving expenses and a $628 payment for non-taxable moving expenses.

(21)                            Includes relocation loan forgiveness income to Mr. Stirek during 2002 in the amount of $125,000 plus $5,750 imputed interest.

Aggregated Fiscal Year-End Option Values

Shown below is certain information with respect to the number and value of unexercised options held by the Named Executive Officers as of December 31, 2004.

	Number of Shares Underlying Unexercised Options at December 31, 2004		Value of Unexercised In the Money Options at December 31, 2004($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert E. Sulentic	368,852	96,666	1,724,695	517,964
William F. Concannon	325,790	62,750	1,769,097	352,053
James R. Groch	208,265	52,500	970,668	295,025
Michael J. Lafitte	146,775	32,500	496,686	173,825
T. Christopher Roth	182,276	46,250	830,395	259,463
John A. Stirek	187,015	46,250	828,756	259,463

(1)                                  Based on a value per share of Common Stock equal to $18.11, the price per share of Common Stock for the last trade reported by the New York Stock Exchange on December 31, 2004.

Long-Term Incentive Plan

The Company’s Long-Term Incentive Plan offers certain employees and directors of the Company an ownership interest in the Company through awards that include incentive stock options qualified as such under U.S. federal income tax laws, stock options that do not qualify as incentive stock options, stock appreciation rights, restricted stock awards, and performance units.  The maximum aggregate number of shares of Common Stock that may be subject to awards under the Long-Term Incentive Plan is 8,634,878.  Through March 31, 2005, the Company had issued 2,181,138 shares of restricted stock (net of forfeitures) under the Long-Term Incentive Plan, 596,330 of which had become unrestricted, and 1,584,808 of which were still restricted.  As of March 31, 2005, there were outstanding options to acquire an aggregate of 5,020,578 shares of Common Stock under the Long-Term Incentive Plan.  The exercise prices for such stock options range from $9.74 to $36.00.  As of March 31, 2005, the Company had outstanding performance units representing the right to receive, at the election of the grantee, an aggregate of up to 28,065 shares of the Company’s common stock or cash in an amount equal to the fair market value of such shares of common stock on the distribution date or dates.  At March 31, 2005, the Company had previously issued 278,785 shares of Common Stock upon the exercise of non-qualified stock options under the Long-Term Incentive Plan.  Accounting for such previous exercises and the outstanding awards described in this paragraph, at March 31, 2005, the maximum number of shares that may be subject to future awards under the Long-Term Incentive Plan is 1,126,312.   If any currently outstanding awards are forfeited in the future, the shares underlying such forfeited awards will become eligible for reissuance under the Long-Term Incentive Plan.

Upon a change in control of the Company, if approved by the Compensation Committee of the Board of Directors, (a) all outstanding stock options and stock appreciation rights will immediately vest and become exercisable by the holder, (b) the restriction period on all awards of restricted stock will immediately be accelerated and the restrictions will expire, (c) the target payout opportunity attainable under all performance units will be deemed to be fully earned for all performance periods and the holder will be paid (in cash within 30 days after the change in control for cash-based performance units and in stock upon the change in control for stock-based performance units) a pro rata portion of all associated targeted payout opportunities based on the number of complete and partial calendar months elapsed as of the date of the change in control.  In the event that a change in control involves a merger or consolidation in which the Company is not the surviving entity or in which all of the outstanding shares of capital stock of the Company are exchanged for shares of capital stock in another entity, or in the event a change in control involves a sale of substantially all of the assets of the Company, and in connection with the change in control securities, cash or property are issuable or deliverable in exchange for capital stock of the Company, then the holders of awards granted under the Long-Term Incentive Plan will be entitled to receive (in a form appropriate for each particular form of award) the amount of securities, cash or property to which they would be entitled as if their particular award were in the form of capital stock of the Company.  In addition, under employment agreements with Messrs. Sulentic, Concannon, Groch, McClain, Stirek, Roth, Lafitte, Khourie and Paddison, the Company has agreed that all awards held by these executive officers will automatically vest in full upon the occurrence of a change in control.

Assumed Option Plan

In connection with the formation of the Company in 1997 as the successor to Trammell Crow Company, a Texas close corporation (the “Predecessor Company”), the Company agreed to assume the Trammell Crow Company 1997 Stock Option Plan (the “Assumed Option Plan”), which had been adopted by the Predecessor Company.  On August 1, 1997, the Predecessor Company granted to certain of its employees nonqualified stock options to acquire an aggregate of 1,626 shares of its common stock, which constitutes all shares authorized under the Assumed Option Plan.  In connection with the formation of the Company, the Company assumed the Predecessor Company’s obligations with respect to all such options, and the Company became obligated to issue up to an aggregate of 2,423,769 shares of Common Stock at a purchase price of $3.85 per share upon the exercise of such options.  All of such options vested upon the closing of the Company’s initial public offering in November 1997 and became exercisable 30 days thereafter.  The options expire on August 1, 2007, and are not contingent on continued employment with the Company.  As of March 31, 2005, 1,668,923 shares of Common Stock had been issued upon the exercise of options pursuant to the Assumed Option Plan and 713,106 shares were the subject of outstanding awards under the Assumed Option Plan.  No additional options will be granted under the Assumed Option Plan.

Employee Stock Purchase Plan

The Company maintains the Stock Purchase Plan to encourage employees to become and remain stockholders of the Company and to provide employees an opportunity to do so through payroll deductions.  Purchases of stock under the Stock Purchase Plan are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986 (as amended, the “Code”).  A summary description of the Stock Purchase Plan, as proposed to be modified by the amendment described in this Proxy Statement, is set forth in Appendix A.  On December 7, 2004, the Board of Directors approved, and recommended that the stockholders vote in favor of, the amendment described in this Proxy Statement.

All regular full-time or part-time employees of the Company or any of its parent or subsidiary corporations (other than certain international employees) who are customarily employed at least 20 hours per week and at least 5 months per year are eligible to participate in the Stock Purchase Plan in an amount up to 10% of their annual compensation not to exceed 250 shares of common stock in any option period (which occur twice in each calendar year) or $25,000 worth of common stock in any calendar year, subject to other limitations imposed by Section 423(b) of the Code.  Additionally, no employee may purchase stock pursuant to the Stock Purchase Plan if after the purchase the employee would own 5% or more of the voting power or value of all classes of stock of the Company or its subsidiaries.  The purchase price per share at which shares of Common Stock are sold under the Stock Purchase Plan is an amount equal to 85% of the fair market value of Common Stock on the date of exercise.  Employees may not sell stock purchased through the Stock Purchase Plan for a period of twelve months from the date of purchase.  At March 31, 2005, approximately 6,188 employees of the Company and its subsidiaries were eligible to participate in the Stock Purchase Plan.  A total of 2,000,000 shares of Common Stock are reserved for issuance and may be subject to outstanding awards under the Stock Purchase Plan.  Through March 31, 2005, 1,070 eligible employees of the Company and its subsidiaries had elected to participate in the Stock

Purchase Plan.  Through March 31, 2005, participants had purchased an aggregate of 1,987,463 shares of Common Stock under the Stock Purchase Plan at a weighted average purchase price of $11.31 per share, and 12,537 shares were available for future awards under the Stock Purchase Plan.

401(k) Plan

The Company sponsors a retirement plan called the Trammell Crow Company Retirement Savings Plan (the “401(k) Plan”).  As of December 31, 2004, the total assets held by the 401(k) Plan were valued at approximately $194,000,000.  Prudential Bank and Trust FSB is the trustee for the assets held under the Company’s 401(k) Plan (other than certain life insurance policies held under a trust for which Robert A. James and Derek R. McClain are the trustees).  Employees (including members of management) are eligible to make voluntary contributions under the 401(k) Plan which in some instances may range up to 100% of their annual compensation, subject to the applicable limitations in the Code.  The Company is permitted to make a discretionary contribution to the 401(k) Plan each fiscal quarter which is allocated among participants as a matching contribution based on their contributions under the 401(k) Plan.  The Company’s current policy is to match up to the lesser of (i) 50% of all contributions up to 6% of an employee’s compensation and (ii) $7,000 per year.  The 401(k) Plan permits employees to direct investments of their accounts in Common Stock and among a selection of mutual funds.  At December 31, 2004, approximately 1.9% of the 401(k) Plan assets consisted of Common Stock.  The 401(k) Plan is intended to qualify as a profit sharing plan under Sections 401(a) and 401(k) of the Code.

Employment Agreements

We have entered into employment agreements with the following named executive officers: Messrs. Sulentic, Concannon, Groch, Lafitte, Roth and Stirek. Following is a summary of certain material terms of these employment agreements.

Robert E. Sulentic.  Mr. Sulentic’s employment agreement became effective October 17, 2003, with the initial term ending December 31, 2006. The agreement automatically renews for additional one-year terms each December 31 unless either we or Mr. Sulentic provides a notice of termination. The Employment Agreement provides that Mr. Sulentic will receive an annual base salary in accordance with our customary payroll practices for executive officers, subject to increase at any time by the Board of Directors, or decrease in the same manner and to the same extent that the annual base salary of other senior executives are decreased. Mr. Sulentic is eligible to receive annual bonus payments as the Board of Directors or the Compensation Committee of the Board of Directors may specify in its sole discretion, and is entitled to participate in our compensation, retirement, health and welfare benefit plans applicable to our executive officers. Mr. Sulentic is entitled to certain termination payments in the event that, prior to a change in control, he is terminated by us without cause or he terminates his employment with good reason.

If we experience a change in control and Mr. Sulentic’s employment is terminated on or within two years thereafter by us without cause, by Mr. Sulentic for good reason, or upon our election not to renew Mr. Sulentic’s employment, Mr. Sulentic is entitled to receive the following compensation in addition to awarded but unpaid bonuses and accrued base salary, benefits and investment plan participation amounts: (i) cash payments in the amounts of three times (a) Mr. Sulentic’s highest annual base salary for the preceding 12 months, and (b) one-half of Mr. Sulentic’s mean annual bonus for the preceding three years plus one-half of Mr. Sulentic’s current annual bonus target; (ii) cash payments in the amounts of (a) the unvested portion of any matching contribution account under our 401(k) Plan, and (b) three times our matching contribution under our 401(k) Plan for the calendar year prior to the year in which the termination occurs; (iii) continuing coverage under our health plan for three years, with the active employee cost to be paid by Mr. Sulentic; (iv) a pro rated bonus payment based on the average percentage of annual cash incentive bonuses paid to our other senior executives, payable when such incentive bonuses are paid to other senior executives; (v) expenses for enrollment in an outplacement program for up to 12 months; and (vi) continued vesting of all awards granted after a change in control under our Long-Term Incentive Plan for a period of two years. Mr. Sulentic also may terminate his employment no later than the seventh calendar month following a change in control and receive the compensation and benefits described above. Upon a change in control, all awards held by Mr. Sulentic pursuant to our equity incentive plans will automatically vest and become exercisable. The employment agreement provides that Mr. Sulentic may not compete with us or solicit our employees, or interfere with certain of our business relationships, during his employment with us and for 15 months after termination in the event the termination is by us for cause, by Mr. Sulentic without good reason, or due to a non-renewal election by Mr. Sulentic within two years after a change in control.

William F. Concannon.  Mr. Concannon’s employment agreement became effective November 24, 2003, with the initial term ending on March 31, 2006, and automatically renews for additional one-year terms each March 31 unless either we or Mr. Concannon provides a notice of termination. The employment agreement provides that Mr. Concannon will receive an annual base salary in the amount of $310,000, subject to increase at any time by the Board of Directors, and annual bonus payments up to 175% of his annual base salary. Mr. Concannon is also entitled to participate in our compensation, retirement, health and welfare benefit plans applicable to our executive officers. Mr. Concannon is entitled to certain termination payments in the event that, prior to a change in control, he is terminated by us without cause or he terminates his employment with good reason.

If we experience a change in control and Mr. Concannon’s employment is terminated on or within two years thereafter by us without cause or by Mr. Concannon for good reason, Mr. Concannon is entitled to receive the following compensation in addition to awarded but unpaid bonuses and accrued base salary, benefits and investment plan participation amounts: (i) cash payments in the amounts of one and one-half times (a) Mr. Concannon’s highest annual base salary for the preceding 12 months, and (b) one-half of Mr. Concannon’s mean annual bonus for the preceding three years plus one-half of Mr. Concannon’s current annual bonus target; (ii) continuing coverage under our health plan for two and one-half years, with the active employee cost to be paid by Mr. Concannon; (iii) a pro rated bonus payment based on the average percentage of annual cash incentive bonuses paid to our other senior executives, payable when such incentive bonuses are paid to other senior executives; and (iv) continued vesting of all awards granted after a change in control under our Long-Term Incentive Plan for a period of twelve months. Upon a change in control, all awards held by Mr. Concannon pursuant to our equity incentive plans will automatically vest and become exercisable.

The employment agreement provides that Mr. Concannon may not compete with us or solicit our employees, or interfere with certain of our business relationships, during his employment with us and for 12 months after termination in the event the termination is by us for cause, by Mr. Concannon without good reason, or due to a non-renewal election by Mr. Concannon within one year after a change in control.

James R. Groch.  Mr. Groch’s employment agreement became effective October 17, 2003, with an initial term ending on December 31, 2006, and automatically renews for additional one-year terms each December 31 unless either we or Mr. Groch provides a notice of termination. The Employment Agreement provides that Mr. Groch will receive an annual base salary payable in accordance with our customary payroll practices for executive officers, subject to increase at any time by the Board of Directors, and subject to decrease in the same manner and to the same extent that the annual base salary of other senior executives is decreased. Mr. Groch is eligible to receive annual bonus payments as the Board of Directors or the Compensation Committee of the Board of Directors may specify in its sole discretion, and is entitled to participate in our compensation, retirement, health and welfare benefit plans applicable to our executive officers. Mr. Groch is entitled to certain termination payments in the event that, prior to a change in control, he is terminated by us without cause or he terminates his employment with good reason. If we experience a change in control and Mr. Groch’s employment is terminated on or within two years thereafter by us without cause, by Mr. Groch for good reason or upon our election not to renew Mr. Groch’s employment, Mr. Groch is entitled to receive the following compensation in addition to awarded but unpaid bonuses and accrued base salary, benefits and investment plan participation amounts: (i) cash payments in the amounts of two and one-half times (a) Mr. Groch’s highest annual base salary for the preceding 12 months, and (b) one-half of Mr. Groch’s mean annual bonus for the preceding three years plus one-half of Mr. Groch’s current annual bonus target; (ii) cash payments in the amounts of (a) the unvested portion of any matching contribution account under our 401(k) Plan, and (b) two and one-half times our matching contribution under our 401(k) Plan for the calendar year prior to the year in which the termination occurs; (iii) continuing coverage under our health plan for two and one-half years, with the active employee cost to be paid by Mr. Groch; (iv) a pro rated bonus payment based on the average percentage of annual cash incentive bonuses paid to our other senior executives, payable when such incentive bonuses are paid to other senior executives; (v) expenses for enrollment in an outplacement program for up to 12 months; and (vi) continued vesting of all awards granted after a change in control under our Long Term Incentive Plan for a period of 18 months. Mr. Groch also may terminate his employment no later than the seventh calendar month following a change in control and receive the compensation and benefits described above. Upon a change in control, all awards held by Mr. Groch pursuant to our equity incentive plans will automatically vest and become exercisable.

The employment agreement provides that Mr. Groch may not compete with us or solicit our employees, or interfere with certain of our business relationships, during his employment with us and for 12 months after termination in the event the termination is by us for cause, by Mr. Groch without good reason, or due to a non-renewal election by Mr. Groch within two years after a change in control.

Michael J. Lafitte.  Mr. Lafitte’s employment agreement became effective January 9, 2004, with an initial term ending on December 31, 2006, and automatically renews for additional one-year terms each December 31 unless either we or Mr. Lafitte provides a notice of termination. The Employment Agreement provides that Mr. Lafitte will receive an annual base salary payable in accordance with our customary payroll practices for executive officers, subject to increase at any time by the Board of Directors, and subject to decrease in the same manner and to the same extent that the annual base salary of other senior executives is decreased. Mr. Lafitte is eligible to receive annual bonus payments as the Board of Directors or the Compensation Committee of the Board of Directors may specify in its sole discretion, and is entitled to participate in our compensation, retirement, health and welfare benefit plans applicable to our executive officers. Mr. Lafitte is entitled to certain termination payments in the event that, prior to a change in control, he is terminated by us without cause or he terminates his employment with good reason. If we experience a change in control and Mr. Lafitte’s employment is terminated on or within two years thereafter by us without cause or by Mr. Lafitte for good reason, Mr. Lafitte is entitled to receive the following compensation in addition to awarded but unpaid bonuses and accrued base salary, benefits and investment plan participation amounts: (i) cash payments in the amounts of two and one-half times (a) Mr. Lafitte’s highest annual base salary for the preceding 12 months, and (b) one-half of Mr. Lafitte’s mean annual bonus for the preceding three years plus one-half of Mr. Lafitte’s current annual bonus target; (ii) cash payments in the amounts of (a) the unvested portion of any matching contribution account under our 401(k) Plan, and (b) two and one-half times our matching contribution under our 401(k) Plan for the calendar year prior to the year in which the termination occurs; (iii) continuing coverage under our health plan for two and one-half years, with the active employee cost to be paid by Mr. Lafitte; (iv) a pro rated bonus payment based on the average percentage of annual cash incentive bonuses paid to our other senior executives, payable when such incentive bonuses are paid to other senior executives; (v) expenses for enrollment in an outplacement program for up to 12 months; and (vi) continued vesting of all awards granted after a change in control under our Long Term Incentive Plan for a period of 18 months. If we experience a change in control and Mr. Lafitte’s employment is terminated on or within two years thereafter upon our election not to renew Mr. Lafitte’s employment, Mr. Lafitte is entitled to receive, in addition to awarded but unpaid bonuses and accrued base salary, benefits and investment plan participation amounts: (x) a pro-rated bonus based on Mr. Lafitte’s annual base salary and the average percentage of annual cash incentive bonus paid to members of the Executive Officer Committee, and (y) any severance or separation benefits provided generally by us to the members of the

Executive Officer Committee under our general policies in effect at that time. Upon a change in control, all awards held by Mr. Lafitte pursuant to our equity incentive plans will automatically vest and become exercisable. The employment agreement provides that Mr. Lafitte may not compete with us or solicit our employees, or interfere with certain of our business relationships, during his employment with us and for 12 months after termination in the event the termination is by us for cause or by Mr. Lafitte without good reason.

T. Christopher Roth.  Mr. Roth’s employment agreement became effective April 6, 2004, with an initial term ending on December 31, 2006, and automatically renews for additional one-year terms each December 31 unless either we or Mr. Roth provides a notice of termination. The Employment Agreement provides that Mr. Roth will receive an annual base salary payable in accordance with our customary payroll practices for executive officers, subject to increase at any time by the Board of Directors, and subject to decrease in the same manner and to the same extent that the annual base salary of other senior executives is decreased. Mr. Roth is eligible to receive annual bonus payments as the Board of Directors or the Compensation Committee of the Board of Directors may specify in its sole discretion, and is entitled to participate in our compensation, retirement, health and welfare benefit plans applicable to our executive officers. Mr. Roth is entitled to certain termination payments in the event that, prior to a change in control, he is terminated by us without cause or he terminates his employment with good reason. If we experience a change in control and Mr. Roth’s employment is terminated on or within two years thereafter by us without cause, by Mr. Roth for good reason or upon our election not to renew Mr. Roth’s employment, Mr. Roth is entitled to receive the following compensation in addition to awarded but unpaid bonuses and accrued base salary, benefits and investment plan participation amounts: (i) cash payments in the amounts of two and one-half times (a) Mr. Roth’s highest annual base salary for the preceding 12 months, and (b) one-half of Mr. Roth’s mean annual bonus for the preceding three years plus one-half of Mr. Roth’s current annual bonus target; (ii) cash payments in the amounts of (a) the unvested portion of any matching contribution account under our 401(k) Plan, and (b) two and one-half times our matching contribution under our 401(k) Plan for the calendar year prior to the year in which the termination occurs; (iii) continuing coverage under our health plan for two and one-half years, with the active employee cost to be paid by Mr. Roth; (iv) a pro rated bonus payment based on the average percentage of annual cash incentive bonuses paid to our other senior executives, payable when such incentive bonuses are paid to other senior executives; (v) expenses for enrollment in an outplacement program for up to 12 months; and (vi) continued vesting of all awards granted after a change in control under our Long Term Incentive Plan for a period of 18 months. Upon a change in control, all awards held by Mr. Roth pursuant to our equity incentive plans will automatically vest and become exercisable.

The employment agreement provides that Mr. Roth may not compete with us or solicit our employees, or interfere with certain of our business relationships, during his employment with us and for 12 months after termination in the event the termination is by us for cause, by Mr. Roth without good reason, or due to a non-renewal election by Mr. Roth within two years after a change in control.

John A. Stirek.  Mr. Stirek’s employment agreement became effective March 2, 2004, with an initial term ending on December 31, 2006, and has terms substantially similar to the employment agreement between us and Mr. Roth described above.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is currently composed of James R. Erwin, Jeffrey M. Heller and Michael A. Moses.  As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The Registered Independent Public Accounting Firm is responsible for auditing the Company’s financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board

(United States) and expressing an opinion as to their conformity with United States generally accepted accounting principles.  In the performance of its oversight function, the Audit Committee has reviewed and discussed with the Company’s management and the Company’s Registered Independent Public Accounting Firm the Company’s audited financial statements for the year ended December 31, 2004.  The Audit Committee has also discussed with the Company’s Registered Independent Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) as currently in effect.  In addition, the Audit Committee has received the written disclosures and the letter from the Company’s Registered Independent Public Accounting Firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as currently in effect.  The Audit Committee has also considered whether the Registered Independent Public Accounting Firm’s provision of non-audit services to the Company is compatible with maintaining their independence and discussed with them their independence from the Company and its management.

Although the members of the Audit Committee meet the applicable membership requirements of the New York Stock Exchange, they are not professionally engaged in the practice of accounting or auditing.  Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the Registered Independent Public Accounting Firm.  Accordingly, the Audit Committee’s oversight does not provide an independent basis by which to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with United States generally accepted accounting principles or that the Company’s Registered Independent Public Accounting Firm is in fact “independent.”

Based upon the reports and the Audit Committee’s discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

This Audit Committee of the Board of Directors is:

James R. Erwin, Chairman

Jeffrey M. Heller

Michael A. Moses

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed by Ernst & Young for services provided during the years ended December 31, 2004 and 2003.

	2004	2003

Audit Fees (1)	$1,317,740	$820,355
Audit-Related Fees (2)	237,615	144,717
Tax Fees (3)	129,016	80,472
All Other Fees	5,924	—
Total	$1,690,295	$1,045,544

(1)           Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, and audit of management’s assessment of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act.

(2)           Represents fees for professional services in connection with matters related to the Company’s employee benefit plan, accounting consultations, including matters related to internal controls, acquisitions and purchases, and attest services not required by statute or regulation.

(3)           Represents fees for professional services in connection with tax return preparation and tax consulting and review.

During 2004, the Audit Committee pre-approved all of the services described above. All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by the Ernst & Young was compatible with the maintenance of the outside auditor’s independence in the conduct of its auditing functions.

AUDIT COMMITTEE POLICIES AND PROCEDURES FOR
PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee is responsible for pre-approving audit and non-audit services performed by the independent auditor in order to assure that the provision of those services does not impair the auditor’s independence. Unless a service to be provided by the independent auditor has been pre-approved by the Audit Committee under an annual pre-approval policy framework adopted by the Audit Committee, it will require specific pre-approval of the engagement terms by the Audit Committee. The Audit Committee’s pre-approval policy contemplates that each year the Audit Committee will designate detailed categories of recurring or foreseeable specified audit services, audit-related services, tax services and other services that may be performed without further specific engagement pre-approval. The Audit Committee may delegate pre-approval authority to one or more of its members, including to a subcommittee of the Audit Committee. As contemplated by these procedures, the Audit Committee has adopted a pre-approval policy framework listing specified audit and non-audit services and determining that the types of non-audit services proposed to be performed by the independent auditor will not affect its independence.

The Audit Committee receives regular reports informing it of the status of each service being performed pursuant to its pre-approval policy. The Audit Committee may adjust, supplement or revise its policy for pre-approval of services as it deems necessary or appropriate. Pre-approval requirements extend not only to audit and non-audit services performed for the Company, but also to those performed for the Company’s subsidiaries.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Role of the Compensation Committee

The Compensation Committee of the Board of Directors (the “Committee”) is comprised of Mr. Feeny (the Committee Chairman), Mr. Erwin and Dr. Moriarty.  Each of Mr. Feeny, Mr. Erwin and Dr. Moriarty is a non-employee director of the Company and has been found by the Board of Directors to be independent.

The Committee serves the purposes and carries out the duties established for it in the Compensation Committee Charter adopted by the Board of Directors.  These purposes and duties include approving the compensation for the non-employee members of the Board of Directors and the annual salaries, bonuses and long-term incentive awards for the Company’s executive officers, including the Chief Executive Officer.  The Committee also administers the Long-Term Incentive Plan and, subject to the provisions of such plan, determines grants under such plan for all consultants, directors and employees, including executive officers.  It has been the Committee’s regular practice to engage an outside compensation consultant to advise it with respect to a variety of matters considered by the Committee.  Certain matters considered by the Committee are resolved subject to review and approval by the full Board of Directors.

The Committee held five meetings during the Company’s fiscal year ended December 31, 2004.  At those meetings the Committee (i) reviewed the Company’s compensation practices for directors and employees, (ii) established compensation levels for the Company’s senior executives, (iii) granted performance unit awards and restricted stock to non-employee directors, certain senior executives and other key employees of the Company and its subsidiaries, (iv) considered and approved the terms of employment agreements for certain of the Company’s senior executives, (v) reviewed the performance of the Company’s senior executives in light of their established individual performance criteria, (vi) evaluated and updated the Committee’s charter and regular business work plan, (vii) evaluated the Committee’s performance and its work processes, (viii) considered other matters related to the role that compensation and related topics play in pursuing the strategic objectives established by the Board of Directors, and (ix) conducted regular sessions without management present.

Principles of Executive Compensation

The Company’s executive compensation philosophy is designed to (a) establish competitive levels of compensation driven by individual performance criteria that support the Company’s annual and long-term performance goals, (b) reward above-average performance, (c) recognize individual initiative and achievement, (d) assist the Company in attracting and retaining talented executives, and (d) align the interests of executives with the long-term interests of the Company’s stockholders.  The Company believes that furtherance of these objectives is best accomplished by providing senior executives with compensation packages that consist of a combination of base salary, annual incentive bonus and grants of equity awards under the Company’s Long-Term Incentive Plan.  The Company’s base salary component is designed to be comparable to median base salaries paid by other real estate companies, other service companies comparable in size to the Company and other organizations with whom the Company competes for the services of the professionals that execute the Company’s business.  The Company emphasizes performance-related incentive compensation (such as cash bonuses and equity grants) to reward executives for favorable individual performance, favorable Company performance (including financial performance) and the creation of stockholder value.  This balance is intended to reflect each executive’s position, experience and ability to affect the Company’s performance, and to provide the executive with strong financial incentives to achieve key business and individual performance objectives.

The Committee takes into account various quantitative indicators of corporate and individual performance in determining the level of compensation for each senior executive (such as growth in earnings and the achievement of personal or business unit objectives).  These quantitative measures may vary from employee to employee and from year to year depending on the strategic objectives the Company wishes to emphasize at the time the measures are established.  For instance, while Company earnings are generally a primary driver of executive compensation, the Committee may establish performance objectives that focus on other quantitative criteria intended to assure that the Company is positioned to grow and perform in the longer run, although the costs of pursuing these objectives may have a negative impact on the Company’s short term financial performance.  The Committee also recognizes the importance of individual achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as demonstrated leadership and overall contributions to the Company.

From time to time the Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys, proxy statements for comparable organizations and other information provided by the Committee’s compensation consultants.  The compensation surveys, proxy statements and other information used are for other real estate companies, other service companies comparable in size to the Company and other organizations with whom the Company competes for the services of the professionals that execute the Company’s business.

It should be noted that the value of any individual executive’s compensation package will vary significantly based on performance.  While the expected value of an executive’s compensation package may be competitive, actual payments made to executives in a given year may be higher or lower than competitive market rates because of performance.

Description of the Executive Compensation Program

The compensation of executive officers is periodically reviewed to ensure an appropriate mix of base salary, annual incentive and long-term incentive to provide competitive total direct compensation opportunities consistent with the pay philosophy articulated above.  A description of each of the principal elements of the Company’s 2004 executive compensation program follows.

Base Salary

The Company believes that it is crucial to provide competitive salaries in order to attract and retain talented executive officers.  The objective of the Company’s base salary program is to provide executive officers with salaries that are comparable to the market median.  Given that the Company competes with other organizations that have different management structures and different business mixes, establishing the appropriate market median is a complex and inherently imprecise undertaking.  Base salaries for individual executives are set at levels considered appropriate in light of their position, level of responsibility within the Company, tenure and performance.  Base salaries are reviewed annually by the Committee and are subject to adjustment based on evaluations of an executive’s past and expected future contributions to the Company, changes in competitive pay levels and profitability of the Company.

Annual Cash Bonus

The Company’s annual cash bonus program assists the Company in rewarding and motivating key employees.  Cash bonus awards for the Company’s senior executives are targeted at levels which, when combined with the executive’s base salary, provide the executive with annual cash compensation that is consistent with market rates.  The Company’s Chief Executive Officer was assigned a 2004 bonus target of 200% of his annual salary.  As a percentage of salary, 2004 bonus targets for other senior executives ranged from 125% to 175%.  While these amounts are established as bonus targets, the Committee has discretion to award senior executives bonus amounts that are less than or in excess of the bonus targets, depending on an assessment of the executive’s performance and the overall performance and profitability of the Company.

With respect to each fiscal year, each senior executive is assigned performance objectives that are consistent with the Company’s strategic objectives established by the Board of Directors.  These objectives may relate to the executive’s personal performance or performance of the executive’s business unit or the Company as a whole.  Following the end of the fiscal year, the executive’s actual performance is measured against the performance objectives established for that year.  Under the Company’s current annual cash bonus program, the aggregate amount available for bonus payments to all senior executives is determined by the level of the Company’s pre-tax earnings.  The amount paid to each individual executive depends upon the extent to which his or her performance objectives are achieved for the relevant performance period, and how that executive’s performance compares to the performance of his or her peers at the Company.

The Committee reviews the specific objectives and standards under the Company’s cash bonus program annually in order to ensure consistency with the Company’s business strategy.

Equity Incentive Compensation

The Company believes that certain of its senior executives should have an ongoing stake in the long-term success of the Company’s business.  The Company also believes that these senior executives should have a sizeable portion of their total potential compensation based upon the value of the Company’s stock, since stock-related compensation aligns the executive’s economic interests with that of the Company’s stockholders.  The Committee periodically reviews the Company’s practices with respect to equity-based compensation, and has revised those practices from time to time as it deems appropriate to aid the Company in the pursuit of its strategic objectives.

The Long-Term Incentive Plan authorizes the granting of incentive and nonqualified stock options, stock appreciation rights and restricted stock awards to directors, executives and other key employees and consultants of the Company and its subsidiaries.  To align the interests of senior officers with the interests of stockholders, the Committee’s policy regarding such awards from and after 2003 has been to make restricted stock grants.  Under this program, the Committee determines the number of shares of restricted stock to be granted to each of its executives based upon such executive’s position, ability to affect Company performance, tenure and the achievement of performance objectives established for the executive and/or the executive’s business unit.  The Committee also considers the extent to which the executive has received equity grants in the recent past.  To encourage retention, shares granted to executives under this plan are subject to vesting restrictions.

In 2004, the Committee awarded a total of 570,000 shares of restricted stock to senior officers as part of its annual incentive plan.  Mr. Sulentic received a grant of 150,000 shares. All such shares vest over a period of five years, with 40% vesting on the second anniversary of the date of grant and 20% vesting on each of the third, fourth and fifth anniversaries of the date of grant

The Committee will review annually the size and form of equity incentives for senior executives to ensure that its equity incentive compensation program is consistent with the Company’s business strategy and prevailing market conditions.

Chief Executive Officer Pay

The Committee reviews the compensation of the Chief Executive Officer, who is responsible for the strategic and financial performance of the Company, and the Committee’s recommendation with respect to the Chief Executive Officer’s compensation is subject to approval by the Board of Directors.  Based on information available to the Committee, the Committee believes that the base salary and other compensation paid to Mr. Sulentic for his service as the Company’s Chief Executive Officer in 2004 was reasonable and consistent with compensation being paid to other chief executive officers of comparable companies.  As noted before, Mr. Sulentic was assigned a 2004 bonus target of $800,000 (200% of his 2004 annual salary).  Given the level of the Company’s 2004 earnings, the aggregate amount available for bonus payments to all senior executives, including the Chief Executive Officer, was sufficient to generally allow payment of bonuses that exceeded full bonus targets if performance warranted it.  After considering Mr. Sulentic’s performance in 2004, which the Board of Directors assessed to be very favorable, the Committee awarded Mr. Sulentic a cash bonus of $960,000.   In establishing this bonus amount, the Committee did not apply a strictly quantitative analysis against a set of quantitative objectives.  Rather, the Committee considered a variety of quantitative and qualitative factors to measure Mr. Sulentic’s performance as the Company’s Chief Executive Officer.  The objective matters considered by the Committee included (i) the Company’s 2004 earnings and share price performance, (ii) the Company’s continued success on customer service and customer satisfaction initiatives, (iii) the growth and retention of the Company’s professional ranks in a manner that supports the Company’s strategic objectives, (iv) progress on the establishment of certain investment funds sponsored by the Company, (v) the Company’s growth in certain identified markets, and (vi) the Company’s continued progress on other operational and strategic initiatives throughout 2004.  The qualitative matters considered by the Committee included the example Mr. Sulentic provides to his leadership team and the rest of the Company’s employees, as well as his business ethics and integrity.

$1 Million Pay Deductibility Cap

Section 162(m) of the Code generally imposes a $1 million per person annual limit on the amount the Company may deduct as compensation expense for its Chief Executive Officer and its four other highest paid officers.  To the extent readily determinable, and as one of the factors in considering compensation matters, the Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits.  Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive’s vesting or exercise of previously granted rights.  Further, interpretations of and changes in the tax laws and other factors beyond the Committee’s control also affect the deductibility of compensation.  For these and other reasons, the Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code.  Therefore the Committee, subject to the factors provided above, has the discretion to grant awards which result in non-deductible compensation.

The Compensation Committee of the Board of Directors with respect to the 2004 calendar year was:

Curtis F. Feeny, Chairman
James R. Erwin
Rowland T. Moriarty

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors currently consists of Messrs. Erwin and Feeny and Dr. Moriarty.  None of such persons are officers or employees or former officers of the Company.  Certain directors are parties to, or have interests in, transactions with the Company, as described under “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

Certain Investment Activities

Beginning in February 2001, the Company and certain independent investors collectively invested in Trammell Crow Investment Fund IV, L.P. (“Fund IV”), which invested in various real estate projects and investments owned, developed and/or managed by entities affiliated with the Company.  Also in 2001, Mr. Stirek’s father purchased for $1,600,000 a 44% ownership interest in TC Meridian Tower L.P. (“TC Meridian”), a real estate project in Tulsa, Oklahoma, in which Fund IV has invested.  Mr. Stirek’s father subsequently contributed his interest in TC Meridian to LTJ Tulsa LLC (“LTJ Tulsa”), an entity in which Mr. Stirek and his two sisters own equal one-third ownership interests.  Through December 31, 2004, Fund IV had contributed a total of $1,996,400 to TC Meridian Tower and Mr. Stirek’s father and LTJ Tulsa had contributed a total of $1,600,000.  Through December 31, 2004, Fund IV and LTJ Tulsa had received distributions from TC Meridian Tower of $707,064 and $566,661, respectively.  In 2004, Fund IV and LTJ Tulsa made no contributions and received distributions of $83,184 and $66,666, respectively.

During January 2004, the Company, certain independent investors and certain senior employees of the Company formed Trammell Crow Investment Fund V, L.P. (“Fund V”), which was established to invest in various real estate projects and investments owned, developed and/or managed by entities affiliated with the Company.  Fund V investors have made capital commitments of $50,175,000 in the aggregate, of which $10,000,000 was committed by the Company, $1,925,000 was committed by the senior employees and $38,250,000 was committed by other investors.

At the time Fund V was established, the Board of Directors and its Audit Committee considered the benefits and risks of allowing senior employees to invest in the fund.  The benefits include the following:  (i) it serves as an alternative to the Company’s employees who wish to invest in real estate but are otherwise constrained from doing so by the Company’s policies regarding commercial real estate ownership and conflicts of interest, (ii) it aids the Company in recruiting and retaining quality senior employees, especially development and investment personnel, (iii) the fund’s third party investors favor employee investment and Company investment because it creates alignment between the Company, the employees and the outside investors, and (iv) employee investment would serve as a tangible connection between the Company’s Global Services and Development and Investment  personnel that invest in the fund.  The Board of Directors and its Audit Committee considered the following matters in determining how the potential conflict of interest issues between investing employees and the Company might be managed:

•      Fund V was established as a blind pool investment fund, with each limited partner required to invest their pro rata share of any investment the general partner chooses for the fund.  Therefore, the employee investors would not be able to pick and choose the projects they wanted to invest in, and therefore could not concentrate their investments in transactions they believed they could influence.

•      The Company’s executive officers at the time the fund was formed and members of the Company’s capital markets group would not be allowed to invest in Fund V because these individuals may be in a position to influence investment decisions by the fund.  Therefore, none of the Named Executive Officers are investors in Fund V.  However, Ms. Paddison and Mr. Khourie became investors in Fund V prior to being named executive officers by the Board of Directors.  They will maintain their interests in Fund V and will continue to be subject to their respective $50,000 investment commitments.

•      Given that each individual’s investment could be no more than $250,000, any individual’s expected investment return would be greatly exceeded by the expected levels of compensation for those individuals, and would not be material compared to the overall size of the fund.

After careful deliberation, the Board of Directors and its Audit Committee determined that permitting investment in Fund V by certain senior employees was in the Company’s best interest.

The management, accounting and other day-to-day operational functions of Fund V are performed by the Company or one of its subsidiaries.  Fund V reimburses the Company for a portion of the management services so provided.  Fund V reimburses the Company for all other direct and indirect costs of operating Fund V.  Subsidiaries of Fund V may enter into agreements with the Company or its affiliates for the performance of development and/or asset management services for Fund V and its real estate projects and investments, or property management and leasing functions for Fund V’s real estate projects and investments.  Through December 31, 2004, the Company had made total contributions to Fund V of $4,119,095, Ms. Paddison had made total contributions to Fund V of $20,595, Mr. Khourie had made total contributions to Fund V of $20,595, and none had received any distributions.

Relationships with J. McDonald Williams

In connection with Mr. Sulentic replacing Mr. Williams as Chairman of the Board of Directors at the adjournment of the Company’s Annual Meeting in 2002, the Company entered into a consulting agreement with Mr. Williams.  The agreement terminated May 31, 2004.  Pursuant to the consulting agreement, Mr. Williams was paid $75,000 per year, plus reimbursement of out-of-pocket expenses, in exchange for certain consulting services provided to the Company in accordance with the terms of the agreement.  Under the agreement, the Company was also required to pay certain lease and utility costs with respect to up to 1,500 square feet of office space to be used by Mr. Williams for his personal and charitable use.  The agreement provided that Mr. Williams’ options continue to vest and become exercisable until the earlier of the time that he ceases to be a director of the Company or the expiration of the options.

In 1994, a subsidiary of the Company and an affiliate of Mr. Williams invested on a side-by-side basis in Spark 94 Associates, Ltd., which holds an interest in a development project.  In 2004, the affiliate of Mr. Williams and such subsidiary made no contributions and received distributions of $804,541 and $100,587, respectively, from Sparks 94 Associates, Ltd.  The Company also provides services to Spark 94 Associates, Ltd., in which Mr. Williams owns indirectly a greater than 10% interest.  In 2004, Spark 94 Associates, Ltd. paid the Company $125,000 for services rendered.

Russ Williams, who is employed by the Company as an associate, is the son of Mr. Williams. Russ Williams was paid compensation in the amount of $64,471 during 2004.

Relationship with Legacy Bank

During 2003, the Company entered into a construction loan with Legacy Bank of Texas in the aggregate amount of up to $6,512,500 with respect to one of the Company’s development projects.  Of this aggregate amount, $3,579,327 was funded and subsequently repaid as of December 31, 2004.  This amount included $43,080 of interest costs paid.  The Company paid no fees in 2004 with respect to this construction loan.  During 2004, the Company entered into a second construction loan with Legacy Bank in the aggregate amount of $8,726,000 with respect to another development project.  Of this aggregate amount, $3,127,138 was funded in 2004.  This amount includes interest costs of $23,516 and loan fees of $52,856.  As of December 31, 2004, the Company had accrued an additional $10,180 of interest that has not yet been drawn on the loan.  The family of Michael J. Lafitte, an executive officer of the Company, owns less than 10% of the outstanding capital stock of Legacy Bank and Mr. Lafitte’s brother is an officer of Legacy Bank.  Mr. Lafitte was not involved in procuring, negotiating or executing either of these loans.

Representation of Westmark Systems, LLC

Dr. Moses is the Chief Executive Officer of Westmark Systems, LLC, an educational consulting firm.  During 2004, at the request of Best & Associates, the parent company of Westmark, the Company represented Westmark in the negotiation of a five-year lease of office space in Dallas, Texas.  Dr. Moses was not involved in the hiring of the Company to represent Westmark, nor in the negotiation of the lease.  In connection with this representation, the Company earned a commission of approximately $14,000 payable by the landlord.

PERFORMANCE GRAPH

The Performance Graph shown below was prepared by the Company for use in this Proxy Statement.  Note that historic stock price performance is not necessarily indicative of future stock performance.  The graph was prepared based upon the following assumptions:

1.             $100 was invested in the Company’s Common Stock, the NYSE Market Index and the Company’s Peer Group (as defined below) on December 31, 1998.

2.             Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of the comparison period.

3.             Dividends are reinvested on the ex-dividend dates.

The companies that comprise the Company’s Peer Group for purposes of stockholder return comparisons are as follows:  CB Richard Ellis Group, Inc. (beginning with its initial public offering in June 2004), Grubb & Ellis Company, Jones Lang LaSalle Incorporated and Insignia Financial Group, Inc. (until its merger with CB Richard Ellis Group, Inc. in August 2003).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date, by (a) each current director of the Company; (b) each of the Named Executive Officers; (c) all executive officers and directors of the Company as a group; and (d) each other person known to the Company to own beneficially more than five percent of the Common Stock outstanding on the Record Date.

Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company.  The number of shares beneficially owned by a person includes shares of Common Stock that are subject to stock options that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On the Record Date, there were 35,264,347 shares of Common Stock outstanding.

Name	Number of Shares Owned		Percentage of Shares Beneficially Owned
Third Avenue Management LLC	6,655,682	(1)	18.9%
622 Third Avenue, 32nd Floor New York, New York 10017-2023
Goldman Sachs Asset Management, L.P	1,800,481	(2)	5.1%
32 Old Slip New York, New York 10005
Robert E. Sulentic	862,114	(3)	2.4%
William F. Concannon	731,796	(4)	2.1%
J. McDonald Williams	619,906	(5)	1.8%
John A. Stirek	521,899	(6)	1.5%
James R. Groch	451,823	(7)	1.3%
T. Christopher Roth	368,827	(8)	1.0%
Michael J. Lafitte	276,688	(9)	*
Rowland T. Moriarty	138,338	(10)	*
James R. Erwin	54,438	(11)	*
Jeffrey M. Heller	45,438	(12)	*
Curtis F. Feeny	38,880	(13)	*
Michael A. Moses	1,935	(14)	*
Directors and executive officers as a group (16 persons)	5,402,707	(15)	14.3%

*              Less than one percent.

(1)           Based on information set forth in Amendment No. 8 to Schedule 13G, filed February 16, 2005 (the “TAM Schedule 13G”), filed with the Commission by Third Avenue Management LLC (“TAM”).  The TAM Schedule 13G reflects that TAM has sole voting power with respect to 6,650,882 shares of Common Stock and sole dispositive power with respect to 6,655,682 shares of Common Stock.  The TAM Schedule 13G indicates that certain investment companies registered under the Investment Company Act of 1940 and various clients for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds from the sale of, the securities beneficially owned by TAM.

(2)           Based on information set forth in Amendment No. 1 to Schedule 13G, filed February 9, 2005 (the “Goldman Sachs Schedule 13G”), filed with the Commission by Goldman Sachs Asset Management, L.P. (“Goldman Sachs”).  The Goldman Sachs Schedule 13G indicates that Goldman Sachs has sole voting power with respect to 1,797,681 shares of Common Stock and sole dispositive power with respect to 1,800,441 shares of Common Stock.  The Goldman Sachs Schedule 13G indicates that the securities are beneficially owned by Goldman Sachs.  Goldman Sachs, an investment advisor, disclaims beneficial ownership of any securities managed, on Goldman Sachs’ behalf, by third parties.

(3)           Includes 23,000 shares owned by Mr. Sulentic’s wife and 432,185 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.  Includes 160,000 unvested shares of restricted stock which Mr. Sulentic cannot dispose of without the Company’s consent until the restrictions on these shares lapse.

(4)           Includes 369,040 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.  Includes 60,000 unvested shares of restricted stock which Mr. Concannon cannot dispose of without the Company’s consent until the restrictions on these shares lapse.

(5)           Includes 52,327 shares that may be acquired upon the exercise of options that currently are exercisable.

(6)           Includes 218,890 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.  Includes 60,000 unvested shares of restricted stock which Mr. Stirek cannot dispose of without the Company’s consent until the restrictions on these shares lapse.

(7)           Includes 14,313 shares held in trust for the benefit of Mr. Groch’s family members.  Mr. Groch is the trustee of the trust.  Also includes 244,515 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.  Includes 60,000 unvested shares of restricted stock which Mr. Groch cannot dispose of without the Company’s consent until the restrictions on these shares lapse.

(8)           Includes 214,151 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days. Includes 60,000 unvested shares of restricted stock which Mr. Roth cannot dispose of without the Company’s consent until the restrictions on these shares lapse.

(9)           Includes 168,025 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.  Includes 60,000 unvested shares of restricted stock which Mr. Lafitte cannot dispose of without the Company’s consent until the restrictions on these shares lapse.

(10)         Includes 37,925 shares that may be acquired upon the exercise of options that currently are exercisable, 2,000 shares of Common Stock held indirectly by a non-issuer profit sharing plan, 3,000 shares of Common Stock held indirectly by a non-issuer money purchase plan, 23,000 shares held in a trust for the benefit of Dr. Moriarty’s spouse, and 21,939 shares held in various trusts for the benefit of Dr. Moriarty’s children.  Dr. Moriarty disclaims beneficial ownership of all securities held in his spouse’s and his children’s trusts.  Also includes 7,513 performance units that may be settled (a) in cash or in Common Stock, (b) in a lump sum or in up to five annual installments, and (c) upon Dr. Moriarty’s termination of services, completion of a stated number of years or a date specified by Dr. Moriarty.

(11)         Includes 37,925 shares that may be acquired upon the exercise of options that currently are exercisable.  Also includes 7,513 performance units which may be settled (a) in cash or in Common Stock, (b) in a single lump sum or in up to five annual installments, and (c) upon Mr. Erwin’s termination of services, completion of a stated number of years or a date specified by Mr. Erwin.

(12)         Includes 37,925 shares that may be acquired upon the exercise of options that currently are exercisable.  Also includes 7,513 performance units that may be settled (a) in cash or in Common Stock, (b) in a lump sum or in up to five annual installments, and (c) upon Mr. Heller’s termination of services, completion of a stated number of years or a date specified by Mr. Heller.

(13)         Includes 4,750 shares held in trust for the benefit of Mr. Feeny, his wife and his children and 30,539 shares that may be acquired upon the exercise of options that currently are exercisable.  Also includes 3,591 performance units which may be settled (a) in cash or in Common Stock, (b) in a single lump sum or in up to five annual installments, and (c) upon Mr. Feeny’s termination of services, completion of a stated number of years or a date specified by Mr. Feeny.

(14)         Includes 1,935 performance units that may be settled (a) in cash or in Common Stock, (b) in a lump sum or in up to five annual installments, and (c) upon Mr. Moses’ termination of services, completion of a stated number of years or a date specified by Mr. Moses.

(15)         Includes (a) 2,405,822 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days, (b) 28,065 performance units that may be settled (i) in cash or in Common Stock, (ii) in a lump sum or in up to five annual installments, and (iii) upon the individual’s termination of services, completion of a stated number of years or a date specified by the individual, and (c) 688,000 unvested shares of restricted stock which cannot be disposed of without the Company’s consent until the restrictions on these shares lapse.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the Commission and the New York Stock Exchange initial reports of ownership of shares of Common Stock and reports of changes in such ownership.  The Commission’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file.  Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2004, except that, due to administrative oversights, Mr. Gaffner did not file until May 26, 2004, a Form 4 reporting a restricted stock award granted on May 19, 2004, and Ms. Paddison did not file until May 26, 2004, a Form 4 reporting a restricted stock award granted on May 19, 2004.

ADDITIONAL INFORMATION

Stockholder Proposals

Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company’s management will have discretionary authority to vote on any matter of which the Company does not receive notice by March 1, 2006, with respect to proxies submitted to the 2006 Annual Meeting of the Company’s Stockholders.  To be included in the Board of Directors’ solicitation of proxies relating to the 2006 Annual Meeting of the Company’s Stockholders, a stockholder proposal must be received by the Secretary of the Company at 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201, no later than December 16, 2005.  Pursuant to the Company’s Certificate of Incorporation, in order to nominate persons for election to the Board of Directors at the 2006 Annual Meeting of the Company’s Stockholders, a stockholder must deliver notice, in the form specified in the Company’s Certificate of Incorporation, to the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the scheduled date of the 2006 Annual Meeting of the Company’s Stockholders, which has not yet been determined.

Annual Report

The Company’s Annual Report to stockholders for the year ended December 31, 2004, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting.  The Annual Report does not constitute a part of the proxy solicitation material.

By Order of the Board of Directors,

J. Christopher Kirk
Secretary

APPENDIX A

SUMMARY DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

General

The Stock Purchase Plan was adopted by the Company’s Board of Directors on December 27, 1997, was approved by the stockholders of the Company on May 21, 1998 and became effective as of March 1, 1998.

The purpose of the Stock Purchase Plan is to provide eligible employees of the Company, and of certain foreign subsidiaries of the Company as determined by the Company’s Board of Directors or a duly authorized agent thereof, with an opportunity to purchase stock of the Company at a favorable price through payroll deductions.  The Company’s Board of Directors may, in its discretion, terminate the Stock Purchase Plan at any time with respect to any shares for which options have not theretofore been granted, and the Stock Purchase Plan will terminate and no further options will be granted after such time.  The Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration of the Stock Purchase Plan

The Stock Purchase Plan is administered by a committee of the Company’s officers appointed by the Board of Directors to serve for such terms as are specified by the Board of Directors.  The Board of Directors has appointed the Company’s Benefits Committee (the “Committee”) to administer the Stock Purchase Plan.  All questions of interpretation of the Stock Purchase Plan will be determined by the Committee, whose decisions will be final and binding upon all participants.

Employees Who May Participate in the Stock Purchase Plan

Any employees of the Company who customarily are employed for at least 20 hours per week and at least five (5) months per calendar year will be eligible to participate in the Stock Purchase Plan, subject to certain limitations imposed by Section 423(b) of the Code (“Eligible Employees”).  At March 31, 2005, approximately 6,188 employees of the Company and its subsidiaries were eligible to participate in the Stock Purchase Plan.  If a participant takes an unpaid leave of absence, then such participant may not make additional contributions under the Stock Purchase Plan while on unpaid leave of absence, and the participant’s payroll deductions for the applicable option period shall remain subject to the Stock Purchase Plan and used to exercise options on the next following date of exercise.  Eligible Employees may become participants in the Stock Purchase Plan by delivering to the Company an agreement authorizing payroll deductions before the applicable offering date.

A participant may withdraw from the Stock Purchase Plan in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Stock Purchase Plan.  A participant may elect to withdraw from the Stock Purchase Plan at any time prior to thirty (30) days before the exercise date relating to a particular option period.  A participant who withdraws from the Stock Purchase Plan shall not be eligible to participate in the Stock Purchase Plan during the then current option period, but shall be eligible to participate again in the Stock Purchase Plan in a subsequent option period (provided that the participant is otherwise eligible to participate in the Stock Purchase Plan at the time and complies with the enrollment procedures).  If a participant’s employment terminates within the last two weeks of an option period, the participant’s participation in the Stock Purchase Plan will not automatically terminate.  Rather, such participant shall be deemed to have exercised his options at the end of the offering period, unless the participant elects to withdraw in whole from the Stock Purchase Plan, in which case participation will terminate automatically as of the date of termination, the Company shall refund to participant the cash balance of the participant’s account under the Stock Purchase Plan and the participant’s unexercised options under the Stock Purchase Plan will terminate.

Offering Dates

Except as otherwise determined by the Committee, the Stock Purchase Plan will be implemented by two (2) six-month offerings during each calendar year.  Offerings under the Stock Purchase Plan will commence on the first day of January and July of each year.  The term of each offering shall be for a period of six (6) months, ending on June 30 or December 31, as the case may be.  Each such six (6)-month period is referred to in this summary as an “option period.”

Securities to be Offered

The total number of shares of Common Stock which may be sold pursuant to options granted under the Stock Purchase Plan is 3,000,000 shares; provided, however, that the grant of 1,000,000 of such shares is subject to approval by the stockholders of the Company at the Annual Meeting.  The Common Stock sold pursuant to the Stock Purchase Plan may be shares originally issued by the Company, shares held by the Company in treasury, shares which have been reacquired by the Company or shares which have been bought on the market for the purposes of the Stock Purchase Plan.  There are no fees, commissions or other charges applicable to a purchase of Common Stock under the Stock Purchase Plan.

The maximum number of shares placed under option to a participant under the Stock Purchase Plan in any option period, except as described below, will be the lesser of (1) two hundred fifty (250) or (2) that number of whole and fractional shares determined by dividing the amount of the participant’s total payroll deductions during the offering period by the purchase price per share under the Stock Purchase Plan.  If the number of shares remaining for issuance pursuant to the Stock Purchase Plan, for any offering period, is less than the total number of shares that could otherwise be purchased during such offering period if not restricted by the Stock Purchase Plan’s overall share limitation, the number of shares that each participant may purchase at the end of the applicable option period will be reduced proportionately as necessary to abide by the Stock Purchase Plan’s overall share limitation.

Unless a participant withdraws from the Stock Purchase Plan, the participant’s option for the purchase of shares will be exercised automatically at the end of each option period for the applicable number of whole and fractional shares at the applicable price.  The Company will keep accurate records of the beneficial interest of each participant, and each participant will be provided with periodic statements reflecting his account under the Stock Purchase Plan.  At the end of the holding period described below, a participant may request the Company to deliver to such participant a certificate issued in his name representing all or a part of the aggregate whole number of shares of stock then held by the Company on his behalf under the Stock Purchase Plan.

Notwithstanding the foregoing, no employee of the Company will be permitted to subscribe for shares of Common Stock under the Stock Purchase Plan if, immediately after the grant of the option, the employee would own five percent or more of the voting power or value of all classes of stock of the Company or its subsidiaries (including stock which may be purchased under the Stock Purchase Plan or pursuant to any other options), nor will any employee be granted an option which would permit the employee to buy pursuant to the Stock Purchase Plan and under all other employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

Purchase of Securities

The purchase price per share at which Common Stock will be sold under the Stock Purchase Plan will be 85% of the fair market value of the Common Stock on the last day of each option period.  The fair market value of the Common Stock on a given date will be the closing sales price of the Common Stock on The New York Stock Exchange, Inc. on that date.

The purchase price of the shares of Common Stock to be purchased under the Stock Purchase Plan will be accumulated by payroll deductions during each option period.  Payroll deductions will commence on the first payday on or following the first day of the option period and continue at the same rate until terminated as provided in the Stock Purchase Plan.  The deductions during any payroll period may not be in an amount less than $20 and may not may not exceed ten percent (10%) of a participant’s eligible compensation, which is defined in the Stock Purchase Plan to include all wages, salaries, commissions, overtime and bonuses received during the option period (including employee contributions to a flexible benefits plan and a 401(k) plan).  An employee may withdraw from the Stock Purchase Plan at any time prior to thirty (30) days before the last day of the applicable option period, but may not otherwise increase or decrease the rate of payroll deductions at any time during the option period.  Upon a withdrawal, the Company will refund to the participant the accumulated payroll deductions credited to the participant’s account, and the participant’s payroll deductions and interest in unexercised options under the Stock Purchase Plan will terminate.

Other Provisions

Merger or Recapitalization.  If any change is made in the Company’s capitalization by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combinations, reclassification of shares or other similar change, the Committee will take appropriate action to adjust accordingly the number of shares subject to the Stock Purchase Plan, the maximum number of shares that may be subject to any option and the number and option price of shares subject to options outstanding under the Stock Purchase Plan.

Change in Control. Upon the occurrence a Change in Control (as defined in the Stock Purchase Plan), unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding or the Committee elects to continue the options then outstanding without change, the date of exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such Change in Control.

Assignment.  An option granted to a participant under the Stock Purchase Plan is not transferable other than by will or the laws of descent and distribution, and any participant’s attempt to transfer such option may be treated by the Company as an election to withdraw from the Stock Purchase Plan.  Each option shall be exercisable only by the participant to whom granted during such participant’s lifetime.

Termination of Employment.  If the employment of a participant terminates for any reason whatsoever (including death) such participant’s participation in the Stock Purchase Plan automatically and without any act on such participant’s part shall terminate as of the date of termination of such employment.  The Company shall refund to such participant the amount of the cash balance in such participant’s account under the Stock Purchase Plan, and thereupon such participant’s interest in unexercised options under the Stock Purchase Plan will terminate.  Notwithstanding the preceding provisions of this paragraph, if a participant’s employment terminates within the last two weeks of an offering period, the participant’s participation in the Stock Purchase Plan shall not automatically terminate; rather, such participant shall be deemed to have exercised options as provided above under “Securities to be Offered,” unless the participant elects to withdraw from the Stock Purchase Plan, in which case the preceding sentence shall apply.

Holding Period.  For a period of 12 months following each date of exercise, a participant may not dispose of, in any manner including assignment or hypothecation, shares of Common Stock acquired on such date of exercise, regardless of whether the participant is issued the applicable share certificates or whether the Company, or its agent, retains the share certificates.  Upon the expiration of the applicable holding period, the participant may dispose of the Common Stock as long as such disposition complies with all applicable securities laws.

Amendment or Termination of the Stock Purchase Plan.  The Committee may alter or amend the Stock Purchase Plan or any part thereof from time to time without the approval of the stockholders of the Company; provided that no change in any option theretofore granted may be made which would impair the rights of any participant without the written consent of such participant. In addition, no amendment may be made to the Stock Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares of Common Stock that may be issued under the Stock Purchase Plan (other than as a result of certain anti-dilution provisions), change the class of individuals eligible to receive options under the Stock Purchase Plan or cause options issued under the Stock Purchase Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code.  The Board of Directors may terminate the Stock Purchase Plan at any time with respect to any shares for which options have not theretofore been granted.

Awards

As of March 31, 2005, 1,070 eligible employees of the Company and its subsidiaries had elected to participate in the Stock Purchase Plan.  As of March 31, 2005, such participants had purchased an aggregate of 1,987,463 shares of Common stock under the Stock Purchase Plan at a weighted average purchase price of $11.31 per share.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the federal income tax consequences arising from participation in the Stock Purchase Plan.  This description is based on current law, which is subject to change (possibly retroactively).  The tax treatment of a participant in the Stock Purchase Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below.  No attempt has been made to discuss any potential foreign, state or local tax consequences or the effect, if any, of gift, estate or inheritance taxes.

The Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of sections 421 and 423 of the Code.  Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of the shares.  Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant’s holding period.  If the shares have been held by the participant for more than two years after the date of the option grant, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) the excess of the fair market value of the shares at the date of the option grant over the purchase price will be treated as ordinary income, and any further gain or loss will be treated as long-term capital gain or loss.  If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.  The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from the date of grant.

The foregoing brief summary of the effect of federal income taxation upon the participants and the Company with respect to the purchase of shares under the Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code.  In addition, this summary does not discuss tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Stock Purchase Plan Benefit Table

The shares of Common Stock, if any, that will be purchased by eligible employees under the Plan for the Company’s 2005 fiscal year are dependent upon the election of such employees to participate in the Plan and, therefore, cannon be determined with certainty at this time.  The following table sets forth, for the Named Executive Officers and certain groups, all shares of Common Stock purchased by the pursuant to the Plan during 2004.

Name and Principal Position	Number of Securities Underlying Awards
Robert E. Sulentic President and Chief Executive Officer	—
William F. Concannon Vice Chairman	—
James R. Groch President, Strategy and Corporate Development	—
Michael J. Lafitte President, Global Services	—
T. Christopher Roth President, Development and Investment – Eastern Operations	—
John A. Stirek President, Development and Investment – Western Operations	—
Executive Officer Group (10 persons) (1)	1,507
Non-Executive Officer Director Group (6 persons)	—
Non-Executive Officer Employee Group (approximately 1,070 persons)	270,326

(1)           The Executive Officer Group has purchased a total of 13,891 shares of Common Stock pursuant to the Stock Purchase Plan.

(2)           The Non-Executive Officer Employee Group has purchased a total of 1,970,738 shares of Common Stock pursuant to the Stock Purchase Plan.

APPENDIX B

Audit Committee Charter

Trammell Crow Company
Board of Directors

As Approved by the Board of Directors
March, 2005

The Audit Committee is appointed by the Board on the recommendation of the Governance Committee and its purpose is to assist the Board in (A) its oversight of (1) the Company’s accounting and financial reporting processes, principles and policies and internal controls and procedures, including the internal audit function, (2) the integrity of the Company’s financial statements, (3) the qualifications and independence of the Company’s independent auditors and (4) the Company’s compliance with legal and regulatory requirements, and (B) selecting, evaluating and, where deemed appropriate, replacing the Company’s independent auditors (or nominating independent auditors to be proposed for stockholder approval in any proxy statement).  In addition, the Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

The function of the Audit Committee is oversight.  The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements.  Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.  In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and, although they meet the applicable membership requirements under the rules of the New York Stock Exchange, are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence.  As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

The Audit Committee and its chairperson shall be appointed, removed and replaced by the Board.  The Audit Committee shall be comprised of at least three directors, all of whom shall satisfy the independence requirements of the rules of the New York Stock Exchange or any higher standard of independence imposed by applicable law or the rules of the Securities and Exchange Commission or the NASDAQ National Market, as such requirements are interpreted by the Board in its business judgment.  At least one member of the Committee shall possess the requisite accounting or related financial management expertise required by the rules of the New York Stock Exchange, as interpreted by the Board of Directors in its business judgment.  In addition each member of the Committee shall be required to be “financially literate,” as required by the rules of the New York Stock Exchange, and as interpreted by the Board of Directors in its business judgment.  The Audit Committee shall meet regularly, but not less frequently than quarterly, to discuss with management the annual audited and quarterly unaudited financial statements.  The Audit Committee should also meet separately at least quarterly in executive sessions with management, the internal auditors and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately.  The Audit Committee may form and delegate authority to subcommittees consisting solely of members of the Audit Committee.

The independent auditors are accountable to the Audit Committee.  The Audit Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation and, where appropriate, dismissal of the Company’s independent auditors.  The Audit Committee may request any officer or employee of the Company, the Company’s outside counsel, independent auditors, investment bankers or financial analysts who follow the Company to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.  The Audit Committee shall have the authority to retain special legal, accounting or other advisors and consultants to advise the Audit Committee.

The Audit Committee shall make regular reports to the Board on the business conducted by the Committee.

The Audit Committee shall:

1.             Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.             Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

3.             Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ reviews of the Company’s quarterly financial statements prior to the release of quarterly earnings.

4.             Review and discuss with management and the independent auditor the disclosures made in management’s discussion and analysis of financial condition and results of operations in any Form 10-Q or Form 10-K of the Company.

5.             Review and discuss with management an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

6.             Discuss with management the information to be set forth in the Company’s earnings releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies.

7.             Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

8.             Review the quarterly disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Audit Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, including that which involves management or other employees who have a significant role in the Company’s internal controls.

9.             Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

10.           Review the experience and qualifications of the senior members of the independent auditor team, including the lead partner.

11.           Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

12.           Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor.  The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

13.           Review and pre-approve all auditing services (including comfort letters) and all non-audit services provided to the Company by its independent auditors.  The Audit Committee may delegate pre-approval authority to one or more Audit Committee members, provided the decision of such member(s) is presented to the full Audit Committee at the next meeting.

14.           Ensure that the lead audit partner and reviewing audit partner of the Company’s independent auditors are rotated at least every five years.  Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

15.           Review from time to time with management and/or recommend to the Board guidelines for the Company’s hiring of employees of the independent auditor who were engaged on the Company’s account.

16.           Review from time to time with management and/or the internal auditors (whether they are Company employees or independent contractors) the internal audit function and the appointment and replacement of the internal auditors.

17.           Review the significant reports to management prepared by the internal auditors and management’s responses.

18.           Discuss with the independent auditor the internal audit responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

19.           Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

20.           Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, as amended, has not been implicated.

21.           Obtain and review reports from management and the internal auditors that the Company’s subsidiaries are in conformity with applicable legal and reporting requirements, including disclosures of insider and related party transactions.

22.           Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.  In particular, discuss:

(a)           The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

(b)           The management letter provided by the independent auditor and the Company’s response to that letter.

(c)           Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.  The Audit Committee shall be responsible for the resolution of any disagreements between the independent auditors and management regarding the Company’s financial reporting.

(d)           Any changes recommended in the planned scope of the annual audit and any special audits.

(e)           Any issues on which the Company’s independent audit team consulted the independent auditor’s national office.

23.           Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

24.           Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.  Investigate at its discretion any matter brought to its attention by, without limitation, reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

25.           Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

26.           Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

27.           Review legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

28.           Evaluate the Audit Committee’s performance annually.

29.           At the beginning of each fiscal year, share with the full Board the Committee’s planned agenda for the ensuing year.

Trammell Crow Company

c/o National City Bank

Corporate Trust Operations

Locator 5352

P. O. Box 92301

Cleveland, OH 44101-4301

VOTE BY TELEPHONE

Have your proxy card available when you call

Toll-Free 1-800-542-1160 using a touch-tone phone

and follow the simple instructions to record your vote

VOTE BY INTERNET

Have your proxy card available when you

Access the website  WWW.VOTEFAST.COM and

Follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card

and return it in the postage-paid envelope

provided or return it to: National City Bank,

P.O. Box 535300, Pittsburgh PA 15253-9837

Vote  by Telephone
Call Toll-Free using a
touch-tone telephone:
1-800-542-1160

Vote by Internet
Access the Website and
cast your vote:
www.votefast.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on May 17, 2005 to be counted in the final tabulation.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Proxy card must be signed and dated below.
v Please fold and detach card at perforation before mailing. v

TRAMMELL CROW COMPANY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRAMMELL CROW COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 2005

The undersigned hereby constitutes and appoints each of Robert E. Sulentic, J. Christopher Kirk and Derek R. McClain his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Trammell Crow Company held of record by the undersigned on the record date at the Annual Meeting of Stockholders of Trammell Crow Company to be held at the Dallas Museum of Art, 1717 Harwood Street, Dallas, Texas, on Wednesday, May 18, 2005, at 1:00 p.m., local time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

Any Proxy, when properly granted, will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional stockholder votes.

Dated:	, 2005

Signature

Signature if held jointly

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing.

TRAMMELL CROW COMPANY	PROXY

You are encouraged to specify your vote by marking the appropriate box BELOW but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations, which are FOR the election of the named nominees as directors, FOR Proposal 2 and FOR Proposal 3. The Proxies cannot vote your shares unless you sign and return this card or grant your proxy by telephone or the Internet in accordance with the instructions provided.  Any Proxy may be revoked in writing at any time prior to the voting thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSAL 2 and FOR PROPOSAL 3.

1.     ELECTION OF DIRECTORS: To elect each of (01) James R. Erwin, (02) Jeffrey M. Heller, and (03) Michael A. Moses to serve as Class II directors for a three year term ending at the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified or until their earlier death, resignation or removal from office.

        ☐    FOR all nominees listed above                                              ☐    WITHHOLD AUTHORITY

                (except as marked to the contrary below)                                 to vote for all nominees listed above

                INSTRUCTIONS:  To withhold authority to vote for any nominee, write the nominee’s name on the line below:

2.     To approve an amendment to the Company’s Employee Stock Purchase Plan increasing the maximum number of shares of Common Stock that may be issued under the plan by 1,000,000.

        ☐    FOR                               ☐    AGAINST                                 ☐    ABSTAIN

3.     To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005.

        ☐    FOR                               ☐    AGAINST                                 ☐    ABSTAIN

        ☐    I PLAN TO ATTEND THE ANNUAL MEETING

(Continued, and to be signed, on the reverse side)